UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Lennox International Inc.
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2140 Lake Park Blvd.
Richardson, Texas 75080

March 30, 2012

Dear Stockholders:

It is my pleasure to invite you to the 2012 Annual Meeting of Stockholders of Lennox International Inc. The meeting will be held at 1:00 p.m., local time, on Thursday, May 10, 2012, at the Lennox International Inc. Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080.

Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, Lennox has elected to deliver our proxy materials to the majority of our stockholders over the Internet.  This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery.  On March 30, 2012, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2012 Annual Meeting of Stockholders and fiscal 2011 annual report to stockholders.  The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The accompanying Notice of Annual Meeting of Stockholders and proxy statement describe the items of business that will be discussed and voted upon during the meeting.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend the 2012 Annual Meeting of Stockholders, we urge you to vote and submit your proxy by the Internet, telephone or mail, pursuant to the instructions on your proxy card.  We encourage you to vote via the Internet.  It is convenient and saves the Company postage and other costs. Please use the website shown on your proxy card to vote through the Internet.  If you attend the meeting you will have the right to revoke the proxy and vote your shares in person.

I look forward to seeing you at the Annual Meeting of Stockholders. On behalf of management and our Board of Directors, I want to thank you for your continued support and confidence in 2012.

Sincerely,

/s/ Richard L. Thompson
Richard L. Thompson
Chairman of the Board

2140 Lake Park Blvd.
Richardson, Texas 75080
March 30, 2012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2012

Notice is hereby given that the 2012 Annual Meeting of Stockholders of Lennox International Inc. will be held on Thursday, May 10, 2012 at 1:00 p.m., local time, at the Lennox International Inc. Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080, to:

●	elect three Class II directors to hold office for a three-year term expiring at the 2015 Annual Meeting of Stockholders;

●	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year;

●	conduct an advisory vote to approve the compensation of the named executive officers as disclosed in this Proxy Statement;

●	approve the Lennox International Inc. 2012 Employee Stock Purchase Plan; and

●	transact any other business that may properly come before the Annual Meeting of Stockholders in accordance with the terms of our Amended and Restated Bylaws.

The Board of Directors has determined that our stockholders of record at the close of business on March 16, 2012 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2012.  This Proxy Statement and the Annual Report to Stockholders are available on our website at http://www.lennoxinternational.com/financials/financialreportproxy.htm and also at the website appearing on your proxy card.  A Proxy Statement, Proxy Card, and Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, accompany this Notice.

Your Vote Is Important.  Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Most shareholders have a choice of voting on the Internet, by telephone or by mail. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

By Order of the Board of Directors,

/s/ John D. Torres
John D. Torres
Corporate Secretary

-i-

GENERAL INFORMATION REGARDING THE 2012
ANNUAL MEETING OF STOCKHOLDERS

Meeting Date and Location

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Lennox International Inc. (also referred to in this Proxy Statement as the “Company,” “us,” “we,” or “our”) will be held on Thursday, May 10, 2012 at 1:00 p.m., local time, at the Company’s Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080. We began mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders, which includes our Annual Report on Form 10-K, to our stockholders on March 30, 2012 for the purpose of soliciting proxies on behalf of our Board of Directors (our “Board”).

Matters to be Voted On

At the meeting, you will be asked to vote on four proposals.  Our board recommends you vote “for” each of the director nominees, and “for” proposals 2, 3, and 4, as described below.

●	Proposal 1: Election of three Class II directors to hold office for a three-year term expiring at the 2015 Annual Meeting of Stockholders.

●	Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year.

●	Proposal 3: Advisory vote to approve the compensation of the named executive officers (“NEOs”) as disclosed in this Proxy Statement.

●	Proposal 4: Approval of the Lennox International Inc. 2012 Employee Stock Purchase Plan.

Record Versus Beneficial Ownership of Shares

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, we sent our proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank, you are considered the “beneficial owner” of shares held in street name. In that case, our proxy materials have been forwarded to you by your broker or bank, which is considered, with respect to those shares, the stockholder of record. Your broker or bank will also send you instructions on how to vote. If you have not heard from your broker or bank, please contact them as soon as possible.

Record Date and Number of Votes

The record date for the Annual Meeting is March 16, 2012. If you were a stockholder of record at the close of business on the record date, you may vote. At the close of business on the record date, there were 50,866,123 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other proposal to be voted on.

Quorum and Vote Required

A quorum is required to transact business at the Annual Meeting. To achieve a quorum at the Annual Meeting, stockholders holding a majority of our outstanding shares entitled to vote must be present either in person or represented by proxy. Shares held by us in treasury will not count towards the calculation of a quorum. In the event a quorum is not present at the Annual Meeting, we expect the meeting will be adjourned or postponed to solicit additional proxies.

To be elected, our nominees for director must receive a plurality of the votes cast. This means that the three director nominees with the most “for” votes will be elected, regardless of whether any nominee receives a majority of the votes cast. If a quorum is present, ratification of our independent registered public accounting firm, approval of the advisory vote on the compensation of our named executive officers and approval of the Lennox International Inc. 2012 Employee Stock Purchase Plan require that the votes cast in favor of these proposals exceed the votes cast against these proposals.

Abstentions and Broker Non-Votes

If a broker or bank holds shares in “street name” (that is, in the name of a bank, broker, nominee or other holder of record) and the beneficial owner does not provide the broker or bank with specific voting instructions, (referred to as “broker non-votes”), the broker or bank generally has discretion to vote on routine matters but does not have discretion to vote on non-routine matters.

Pursuant to New York Stock Exchange (“NYSE”) rules, Proposal 1 (election of directors), Proposal 3 (advisory vote on the compensation of named executive officers) and Proposal 4 (approval of the Lennox International Inc. 2012 Employee Stock Purchase Plan) will be considered non-routine proposals for which your broker or bank may not exercise voting discretion if it does not receive voting instructions from you, and Proposal 2 (ratification of the appointment of our independent auditor) will be considered a routine proposal for which your broker or bank may exercise voting discretion even if it does not receive voting instructions from you.

Abstentions and broker non-votes, if applicable, will be included in determining whether a quorum is present, but will not be counted as votes “for” or “against” Proposals 1, 3 or 4.

Voting Procedures

Registered holders may vote in person at the Annual Meeting, via the Internet, by telephone, or, if they received a printed copy of these proxy materials, by mail.  If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

A representative of Alliance Advisors LLC will tabulate the votes and act as inspector of election at the Annual Meeting. As discussed above, if you hold your shares in street name, it is critical that you cast your vote in order for it to be counted on Proposals 1, 3, and 4.

Changing Your Vote

You can change your vote on a proposal at any time before the Annual Meeting for any reason by revoking your proxy. For stockholders of record, proxies may be revoked by filing a written notice of revocation, bearing a later date than your proxy, with our Corporate Secretary at or before the Annual Meeting. Proxies may also be revoked by:

●	submitting a new written proxy bearing a later date than the Proxy Card you previously submitted prior to or at the Annual Meeting;

●	voting again by telephone or Internet before 11:59 p.m., Eastern Time, on May 9, 2012; or

●	attending the Annual Meeting and voting in person; however, attendance at the meeting will not in and of itself constitute a revocation of your proxy.

In each case, the later submitted vote will be recorded and the earlier vote revoked. Any written notice of a revocation of a proxy should be sent to Lennox International Inc., 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary. To be effective, the revocation must be received by our Corporate Secretary before the taking of the vote at the Annual Meeting.

If your shares are held in street name, you must follow the specific voting directions provided to you by your bank, broker, nominee or other holder of record to change or revoke any instructions you have already provided. Alternatively, obtain a proxy from your bank, broker or other holder of record and provide it with your vote at the Annual Meeting.

Other Business; Adjournments

We are not aware of any other business to be acted upon at the Annual Meeting. However, if you have voted by proxy and other matters are properly presented at the Annual Meeting for consideration in accordance with our Amended and Restated Bylaws (“Bylaws”), the persons named in the accompanying Proxy Card will have discretion to act on those matters according to their best judgment or the Board’s recommendation. In the absence of a quorum, stockholders representing a majority of the votes present in person or by proxy at the meeting may adjourn the meeting.

PROPOSAL 1:  ELECTION OF DIRECTORS

Our Bylaws provide that our Board may be composed of no less than three and no more than 15 members. The size of our Board has been fixed by our Board at 10 members, divided into three classes, with each class serving a three-year term.

Upon the recommendation of the Board Governance Committee, the Board has nominated three Class II directors for re-election to our Board to hold office for a three-year term expiring at the 2015 Annual Meeting of Stockholders. All Class III and Class I directors will continue in office, in accordance with their previous election, until the expiration of the terms of their classes at the 2013 and 2014 Annual Meeting of Stockholders, respectively. The process followed by the Board in nominating directors and the criteria considered for director nominees is described in the “Corporate Governance — Director Nomination Process and Nominee Criteria” section of this Proxy Statement.

We provide below biographical information for each nominee for Class II director and for each current director in the classes continuing in office following the Annual Meeting. For each director and director nominee, the information presented includes the positions held, principal occupation, and business experience as of March 26, 2012. The biographical description below for each director and director nominee also includes the specific experience, qualifications, attributes and skills that led to the Board’s conclusion that such person should serve as a director of the Company at this time, in light of our business and structure.

If you do not wish your shares to be voted for any particular nominee, you may withhold your vote for that particular nominee. If any nominee for Class II director becomes unavailable to serve, the persons named in the accompanying Proxy Card may vote for any alternate designated by the incumbent Board, upon the recommendation of the Board Governance Committee, or the number of directors constituting the Board may be reduced.

Nominees

The Board has nominated the following individuals for re-election as Class II directors for a three-year term expiring at the 2015 Annual Meeting of Stockholders:

John E. Major, 66, has served as a director of our Company since 1993. He is the Chairman of the Compensation and Human Resources Committee and a member of the Board Governance Committee. Mr. Major is President of MTSG, a company that provides consulting, management and governance services, which he formed in 2003. From 2003 to 2006, he served as CEO of Apacheta Corporation, a mobile wireless software company whose products are used to manage inventory and deliveries. From 2000 to 2003, he served as Chairman and CEO of Novatel Wireless, Inc., a leading provider of wireless Internet solutions. Prior to joining Novatel Wireless, Mr. Major served as President and CEO of Wireless Knowledge, Inc., a joint venture between Microsoft Corporation and QUALCOMM Inc., from 1998 through 1999. From 1997 to 1998, he served as Executive Vice President of QUALCOMM and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM, Mr. Major served as Senior Vice President and Chief Technology Officer at Motorola, Inc., a manufacturer of telecommunications equipment. Prior to that he served as Senior Vice President and General Manager for Motorola’s Worldwide Systems Group of the Land Mobile Products Sector.

Mr. Major currently serves as the Chairman of the Board, Chairman of the Compensation Committee, and a member of the Nominating and Corporate Governance Committee of Broadcom Corporation, a semiconductor manufacturing company. He also serves on the Board of Directors, as Chairman of the Nominating and Corporate Governance Committee, and as a member of the Technology Committee and the Audit Committee of Littelfuse, Inc., a manufacturer of circuit protection devices. Mr. Major also serves on the Board of Directors, as Chairman of the Nominating and Corporate Governance Committee, and as a member of the Compensation Committee of ORBCOMM Inc., a satellite communications service provider. Mr. Major previously served on the Board of Directors of Verilink Corporation, a manufacturer of microwave communications products, from June 1996 to January 2007.

Mr. Major contributes substantial experience in product innovation, compensation programs, and mergers and acquisitions in his service as a director.

Gregory T. Swienton, 62, has served as a director of our Company since 2010. He is a member of the Compensation and Human Resources Committee and the Public Policy Committee. Mr. Swienton was appointed Chairman of Ryder System, Inc. in May 2002 having been named Chief Executive Officer in November 2000. Mr. Swienton joined Ryder as President and Chief Operating Officer in June 1999. Before joining Ryder, Mr. Swienton was Senior Vice President-Growth Initiatives of Burlington Northern Santa Fe Corporation (BNSF). Prior to that he was BNSF’s Senior Vice President-Coal and Agricultural Commodities Business Unit, and previously had been Senior Vice President of its Industrial and Consumer Units. He joined the former Burlington Northern Railroad in June 1994 as Executive Vice President-Intermodal Business Unit. Prior to joining Burlington Northern, Mr. Swienton was Executive Director-Europe and Africa of DHL Worldwide Express in Brussels, Belgium from 1991 to 1994, and prior to that, he was DHL’s Managing Director-Western and Eastern Europe from 1988 to 1990, also located in Brussels. For the five years prior to these assignments, Mr. Swienton was Regional Vice President of DHL Airways, Inc. in the United States. From 1971 to 1982, Mr. Swienton held various national account, sales and marketing positions with AT&T and Illinois Bell Telephone Company.

Mr. Swienton serves on the Board of Directors, as the Chairman of the Finance Committee and as a member of the Audit Committee of Harris Corporation, an international communications and information technology company. He also serves on the Board of Trustees of St. Thomas University in Miami.

As an active CEO, Mr. Swienton’s contributes extensive international business experience, deep expertise in global distribution and supply chain innovations, as well as experience in growth initiatives, in his service as a director.

Todd J. Teske, 47, has served as a director of our company since 2011.  He is a member of the Audit Committee and the Public Policy Committee.  In 2010, Mr. Teske became the Chairman, President and Chief Executive Officer of Briggs & Stratton Corporation, a world leader in gasoline engines for outdoor power equipment, portable generators, and lawn and garden powered equipment and related accessories.  Before becoming CEO of Briggs & Stratton in January 2010, he served as the company’s President and Chief Operating Officer, President of its power products business, head of corporate development and Controller.

Mr. Teske serves as the Chairman of the Board of Briggs & Stratton.  He also serves on the Board of Directors and as a member of the Audit and Compliance Committee and the Compensation and Corporate Governance Committee of Badger Meter, Inc., a leading innovator, manufacturer and marketer of flow measurement and control products.

As an active CEO and former corporate controller, Mr. Teske contributes extensive expertise in the areas of management, finance, accounting, manufacturing, and corporate governance in his service as a director.

THE BOARD RECOMMENDS A VOTE “FOR”
EACH OF THE ABOVE NOMINEES

Directors Continuing in Office

The following Class III directors’ terms will continue until the 2013 Annual Meeting of Stockholders:

Todd M. Bluedorn, 49, became Chief Executive Officer (“CEO”) and was elected as a director of our Company in April 2007. Prior to joining the Company, Mr. Bluedorn served in numerous senior management positions for United Technologies since 1995, including President, Americas — Otis Elevator Company; President, North America — Commercial Heating, Ventilation and Air Conditioning for Carrier Corporation; and President, Hamilton Sundstrand Industrial. He began his professional career with McKinsey & Company in 1992. A graduate of West Point with a B.S. in electrical engineering, Mr. Bluedorn served in the United States Army as a combat engineer officer and United States Army Ranger from 1985 to 1990. He received his MBA from Harvard University School of Business in 1992.

Mr. Bluedorn serves on the Board of Directors, the Governance Committee and the Compensation and Organization Committee of Eaton Corporation, a diversified industrial manufacturer.

Mr. Bluedorn possesses considerable industry knowledge and executive leadership experience. Mr. Bluedorn’s extensive knowledge of our Company and its business, combined with his drive for excellence and innovation, position him well to serve as CEO and a director of our Company.

C.L. (Jerry) Henry, 70, has served as a director of our Company since 2000. He is the Chairman of the Board Governance Committee and a member of the Audit Committee. Prior to his retirement, Mr. Henry served as Chairman, President, and CEO of Johns Manville Corporation, a leading manufacturer of insulation and building products, from 1996 to 2004. Mr. Henry served as Executive Vice President and CFO for E. I. du Pont de Nemours and Company, a global science and technology company, from 1993 to 1996.

Mr. Henry currently serves on the Board of Directors, as Chairman of the Audit Committee and as a member of the Compensation Committee of MWH, a firm providing water, wastewater, energy, natural resource, program management, consulting, and construction services to clients around the world.

As a former CEO and CFO, Mr. Henry contributes a broad knowledge of financial matters, strategy development, risk management, and mergers and acquisitions in his service as a director.

Terry D. Stinson, 70, has served as a director of our Company since 1998. He is a member of the Board Governance Committee and the Compensation and Human Resources Committee. Mr. Stinson currently serves as Group Vice President of AAR Corp., an international, publicly traded aerospace manufacturing and services firm. In addition, Mr. Stinson has served as CEO of his own consulting practice, Stinson Consulting, LLC, engaged in strategic alliances and marketing for the aerospace industry, since 2001. From 2002 to 2005, Mr. Stinson served as CEO of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and CEO of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. Prior to that position, he was President of the Hamilton Standard Division of United Technologies Corporation, a defense supply company, since 1986.

Mr. Stinson previously served on the Board of Directors of Triumph Group, Inc., a company engaged in the manufacturing and repair of aircraft components, subassemblies and systems, from September 2003 to March 2008.

As a former senior executive of two Fortune 500 companies, Mr. Stinson contributes extensive general management experience in technology-driven businesses, and a thorough knowledge of corporate governance, director recruitment and development, talent management, and strategy development in his service as a director.

Richard L. Thompson, 72, has served as a director of our Company since 1993. He served as Vice Chairman of the Board from February 2005 to July 2006 and was appointed Chairman of the Board in July 2006. Mr. Thompson served as Group President and Member of the Executive Office of Caterpillar Inc., a manufacturer of construction and mining equipment, from 1995 until his retirement in 2004. He joined Caterpillar in 1983 as Vice President, Customer Services. In 1989, he was appointed President of Solar Turbines Inc., a wholly-owned subsidiary of Caterpillar and manufacturer of gas turbines. From 1990 to 1995, he served as Vice President of Caterpillar, with responsibility for its worldwide engine business. Previously, he held the positions of Vice President of Marketing and Vice President and General Manager, Components Operations of RTE Corporation, a manufacturer of electrical distribution products.

Mr. Thompson serves on the Board of Directors, as Chairman of the Management Development and Compensation Committee and as a member of the Nominating and Corporate Governance Committee of Gardner Denver, Inc., a manufacturer of air compressors, blowers and petroleum pumps. He also serves on the Board of Directors, as Chairman of the Finance Committee, as a member of the Audit Committee and as a member of the Corporate Governance Committee of NiSource Inc., a natural gas and electric utility. In addition, he is a former Director of the National Association of Manufacturers, the nation’s largest industrial trade association.

As a former senior executive at a Fortune 50 company, Mr. Thompson contributes extensive experience leading international business units, engineering and product development, and a substantial knowledge of marketing and channel management, in his service as a director.

The following Class I directors’ terms will continue until the 2014 Annual Meeting of Stockholders:

Janet K. Cooper, 58, has served as a director of our Company since 1999. She is a member of the Audit Committee and the Public Policy Committee. From 2002 to 2008, Ms. Cooper served as Senior Vice President and Treasurer of Qwest Communications International Inc. From 2001 to 2002, she served as Chief Financial Officer (“CFO”) and Senior Vice President of McDATA Corporation, a global leader in open storage networking solutions. From 2000 to 2001, she served as Senior Vice President, Finance of Qwest. From 1998 to 2000, she served in various senior level finance positions at US West Inc., a regional Bell operating company, including Vice President, Finance and Controller and Vice President and Treasurer. From 1978 to 1998, Ms. Cooper served in various capacities with the Quaker Oats Company, including Vice President, Treasurer and Tax from 1997 to 1998 and Vice President, Treasurer from 1992 to 1997.

Ms. Cooper serves on the Board of Directors, as Chair of the Audit Committee and as a member of the Finance Committee of The TORO Company, a manufacturer of equipment for lawn and turf care maintenance. Ms. Cooper also serves on the Board of Directors, and as a member of the Audit Committee and the Capital Advisory Committee of MWH, a firm providing water, wastewater, energy, natural resource, program management, consulting, and construction services to clients around the world.

Ms. Cooper contributes a substantial financial background and extensive experience in capital markets, tax, accounting matters, and pension plan investments in her service as a director.

John W. Norris, III, 54, has served as a director of our Company since 2001. He is the Chairman of the Public Policy committee and a member of the Compensation and Human Resources Committee. Mr. Norris is a co-founder of Maine Network Partners and is the founding Chairman of the Environmental Funders Network. From 2000 to 2005, he served as the Associate Director of Philanthropy for the Maine Chapter of The Nature Conservancy. Mr. Norris was Co-Founder and President of Borealis, Inc., an outdoor products manufacturer, from 1988 to 2000 and served as an economic development Peace Corps Volunteer in Jamaica, West Indies from 1985 to 1987. Before joining the Peace Corps, Mr. Norris completed a graduate school internship at Lennox Industries Inc., a subsidiary of the Company, in 1983.

Mr. Norris contributes substantial experience and knowledge on environmental issues, non-governmental organizations, and organizational development in his service as a director.

Paul W. Schmidt, 67, has served as a director of our Company since 2005. He is the Chairman of the Audit Committee and a member of the Board Governance Committee. In early 2007, Mr. Schmidt retired from his position as Corporate Controller of General Motors Corporation, a position he held since 2002. He began his career in 1969 as an analyst with the Chevrolet Motor Division of General Motors and subsequently served in a wide variety of senior leadership roles for General Motors, including financial, product and factory management, business planning, investor relations and international operations. Mr. Schmidt also served as Director of Capital, Performance and Overseas Analysis in General Motors’s New York Treasurer’s Office.

Mr. Schmidt contributes a thorough knowledge of U.S. GAAP and extensive experience in financial statement preparation, accounting matters, and risk management, as well as manufacturing expertise, in his service as a director.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP to continue as our independent registered public accounting firm for the 2012 fiscal year. We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. If our stockholders do not ratify the appointment, the Audit Committee will consider the reasons for such rejection and whether it should select a different firm; however, it is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of KPMG LLP will be present at the 2012 Annual Meeting of Stockholders and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement at the meeting if he or she desires to do so.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
2012 FISCAL YEAR.

Audit and Non-Audit Fees

The following table sets forth information as to the fees services rendered by KPMG LLP for each of the last two fiscal years (in thousands).

	2011	2010
Audit Fees(1)	$3,166	$3,299
Audit-Related Fees(2)	45	367
Tax Fees(3)	196	264
All Other Fees	0	0
TOTAL	$3,407	$3,930

(1)
Represents fees billed for the audit of our financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q, the audit of our internal control over financial reporting and for services that are provided by KPMG LLP in connection with statutory regulatory filings or engagements.

(2)
Represents fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. Such services in 2011 consisted of due diligence work relating to a business acquisition.  Such services in 2010 consisted of providing a comfort letter in support of a bond offering and due diligence work relating to a business acquisition.

(3)	Represents fees billed for tax compliance, including review of tax returns, tax advice, and tax planning.

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit services provided by our independent registered public accountants. In addition, all non-audit services provided by KPMG LLP are pre-approved in accordance with our policy entitled “Use of External Audit Firm for Non-Attest Services.” The policy identifies services that are specifically prohibited by Securities and Exchange Commission (“SEC”) rules and states that these services may not be performed by our independent registered public accountants. For permissible non-audit services, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman. In addition, the Audit Committee has approved annual maximum amounts for tax advisory and tax return services. No engagements are commenced until the Audit Committee Chairman’s approval has been received. All approved services are reported to the full Audit Committee at each quarterly meeting.  In accordance with the foregoing, all services provided by KPMG LLP in 2011 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee maintains effective working relationships with the Board, management, the Company’s internal auditors and KPMG, LLP, the Company’s independent registered public accounting firm (the “Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. The Independent Accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on the Company’s internal control over financial reporting.

The Audit Committee (1) has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2011 with the Company’s management and with the Independent Accountants; (2) has discussed with the Independent Accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (3) has received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the Company is compatible with Independent Accountants’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s Independent Accountants are in fact “independent.”

Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Submitted by the Audit Committee of the Board:

Paul W. Schmidt (Chairperson) C. L. (Jerry) Henry	Janet K. Cooper Todd J. Teske

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors be “independent,” and that the Compensation & Human Resources, Board Governance and Audit Committees consist exclusively of independent directors as independence is defined under the NYSE listing standards, the Securities and Exchange Act of 1934 and any other applicable laws or regulations regarding independence. No director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company.

Applying these standards, the Board has determined that a majority of our Board is independent and that all of the members of the Board’s standing committees consist exclusively of independent directors (see table below).

In making its determination as to the independence of our directors, the Board Governance Committee and the Board considered the following relationship:

●	Mr. Swienton serves as the Chairman and Chief Executive Officer of Ryder System Inc., which provides transportation and logistics services to the Company in the ordinary course of business.

Board Meetings and Leadership Structure

The Board currently is comprised of 10 members, including 9 independent directors.  Effective at the conclusion of the Annual Meeting, Mr. Bluedorn will serve as the Chairman of the Board and Chief Executive Officer (“CEO”). The Board has determined that Mr. Bluedorn’s position as Chairman will align well with the role he serves between management and the Board of Directors, providing the Board with the benefit of management’s perspective on our business strategy and all other aspects of the business as the Board performs its oversight role. In March 2012, the Board amended our Corporate Governance Guidelines to create a Lead Director position, and elected Richard L. Thompson, the current Chairman, to serve as Lead Director effective at the conclusion of the Annual Meeting. The Board believes the Lead Director position will provide helpful guidance to the independent directors in their oversight of management. The Lead Director, among other things, will preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, will serve as liaison between the Chairman and the independent directors, will assist the Chairman in planning agendas for Board meetings and will advise on the quality of the information provided to the Board.  The Lead Director will also have authority to call meetings of the independent directors, and, if requested by major shareholders, is available for consultation and direct communication.

The Board met 6 times in 2011. All directors attended in excess of 75% of the total number of meetings of the Board and committees of the Board on which they served. Our Corporate Governance Guidelines include a policy that Board members are expected to attend the annual meeting of stockholders. All of the individuals serving as directors at the time of our 2011 Annual Meeting of Stockholders attended the meeting, including each of the three Class II director nominees.

Risk Oversight and Compensation Risk Analysis

The Board oversees the Company’s processes to manage risk at the Board and senior management levels. The Audit Committee oversees the guidelines and policies that govern the Company’s processes to assess and manage significant enterprise risk exposure. While the Board and Audit Committee oversee the Company’s risk management, our management is responsible for the development, implementation, and maintenance of our risk management processes. Management provides periodic reports to the Board and Board committees, as appropriate, on its assessment of strategic, operational, legal and compliance, and financial reporting risks to the Company. The Board and Board committees, as appropriate, review and consider the management reports provided on the Company’s enterprise risk and risk management strategy.

We have reviewed the Company’s compensation policies and practices to determine if risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. Based on such review, we have not identified any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. For our executive compensation programs, we incorporate short-term and long-term incentive programs for cash and equity awards that are designed to reward successful execution of our business strategy and achievement of desired business results. Additionally, we have stock ownership requirements and clawback provisions to align the interests of our executive officers with the interests of our stockholders. For non-executive employees, we use a variety of incentive compensation programs to motivate our employees to attain individual goals and support the financial performance of the Company. All of our incentive compensation plans are reviewed at least annually by senior management.

Board Committees

The standing committees of the Board are as follows: Audit, Board Governance, Compensation and Human Resources, and Public Policy. The Board has adopted charters for each of these committees which are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Committee Charters.” Each of these Board committees is led by a different independent director and the members of each Board committee are all independent directors.

The following table provides current membership information for each of the Board committees and indicates which directors (who served during 2011) our Board determined are independent, as independence for directors is defined by the NYSE.

Name	Independent**	Audit		Board Governance		Compensation and Human Resources		Public Policy
Richard L. Thompson	X	—		—		—		—
Todd M. Bluedorn	—	—		—		—		—
Janet K. Cooper	X	X		—		—		X
C.L. (Jerry) Henry	X	X		X	*	—		—
John E. Major	X	—		X		X	*	—
John W. Norris, III	X	—		—		X		X	*
Paul W. Schmidt	X	X	*	X		—		—
Terry D. Stinson	X	—		X		X		—
Gregory T. Swienton	X	—		—		X		X
Todd J. Teske	X	X		—		—		X

*	Committee Chairperson

**	In addition, the Board determined that James J. Byrne and Jeffrey D. Storey, M.D., both of whom left the Board during 2011, were independent.

Audit Committee

The Audit Committee acts pursuant to its written charter adopted by our Board. The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements and related systems of internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our Independent Accountants.

The Board has determined that each Audit Committee member is independent, as independence for audit committee members is defined by the SEC and the NYSE, is “financially literate” as defined by the NYSE and has accounting or related financial management expertise. The Board has determined that Mr. Schmidt, Chairperson of the Audit Committee, is an audit committee financial expert as defined by the SEC. The Audit Committee met 10 times in 2011.

Board Governance Committee

The Board Governance Committee assists the Board by identifying individuals qualified to become Board members, developing qualification criteria for Board membership, making recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees, developing and recommending to the Board the Corporate Governance Guidelines and code of conduct applicable to our Company, developing our Company’s director education programs, and overseeing the evaluation of our Board. The Board has determined that each member of the Board Governance Committee is independent as independence for directors is defined by the NYSE. The Board Governance Committee met three times in 2011.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee determines our compensation philosophy and oversees our compensation programs for our executive officers and the non-employee members of our Board. The Committee’s responsibilities include oversight of our short- and long-term incentive plans and our senior management succession plans. The Committee also reviews the funding requirements and investment policies for our defined benefit and defined contribution retirement plans, and the performance of investment funds, investment advisors and investment managers under those plans.

The Committee reports to the full Board on a regular basis and seeks Board approval for actions relating to Board compensation and, as of March 2012, the compensation of our CEO. Our CEO makes recommendations to the Committee with respect to various elements of executive compensation. See “Executive Compensation — Compensation Discussion and Analysis” for information concerning the Committee’s philosophy and objectives in overseeing executive compensation. The Board has affirmatively determined that each member of the Committee is independent as independence for compensation committee members is defined by the NYSE. The Board has also determined that each member of the Committee is a “non-employee director” for purposes of Section 16b-3 of the Exchange Act and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee met five times in 2011.

The Committee’s charter authorizes the Committee to retain third-party compensation consultants and to obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee retains Frederic W. Cook & Co., Inc. (“Frederic W. Cook”) as its executive compensation consultant to provide objective analysis, advice and recommendations regarding the compensation of our executives and non-employee directors. See “Executive Compensation — Compensation Discussion and Analysis” for further information regarding our executive compensation programs and the scope of services provided by Frederic W. Cook.

Public Policy Committee

The Public Policy Committee is responsible for overseeing our Company’s environmental, health and safety issues, and our position on corporate social responsibility and public issues of significance that affect our stakeholders. The Board has determined that each Public Policy Committee member is independent, as independence for directors is defined by the NYSE. The Public Policy Committee met twice in 2011.

Director Nomination Process and Nominee Criteria

The Board is responsible for approving candidates for Board membership. The Board has delegated the director screening and recruitment process to the Board Governance Committee. In this capacity, the Board Governance Committee develops and periodically reviews the qualification criteria for Board membership, identifies new director candidates, and makes recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees. The Board Governance Committee typically retains a third-party search firm to assist in identifying and evaluating potential new director candidates. Qualifications required of individuals for consideration for Board membership will vary according to the particular areas of expertise, experience and skills being sought as a complement to the existing Board composition at the time of any vacancy.

Neither our Board nor our Board Governance Committee has a formal diversity policy. However, our Corporate Governance Guidelines provide that, when nominating new members to the Board, the Board will seek the best qualified candidates with consideration for diversity. This consideration may include diversity of experience, functional expertise and industry knowledge. Our Board of Director Qualification Guidelines further provide that the Board Governance Committee consider a candidate’s diversity of viewpoints in determining the particular qualifications desired for any new Board member.

According to our Board of Director Qualification Guidelines, the Board Governance Committee considers the following factors in evaluating directors, in addition to such other factors that the Board Governance Committee deems relevant:

●	Personal Characteristics: leadership, integrity, interpersonal skills and effectiveness, accountability and high performance standards;

●
Business Attributes:  high levels of leadership experience in business, substantial knowledge of issues faced by publicly-traded companies, experience in positions demonstrating expertise, including on other boards of directors, financial acumen, industry and Company knowledge, diversity of viewpoints and experience in international markets and strategic planning;

●	Independence: independence based on the standards established by the NYSE, the SEC and any other applicable laws or regulations;

●
Professional Responsibilities:  willingness to commit the time required to fully discharge his or her responsibilities, commitment to attend meetings, ability and willingness to represent the stockholders’ long and short-term interests, awareness of our responsibilities to our customers, employees, suppliers, regulatory bodies and the communities in which we operate and willingness to advance his or her opinions while supporting the majority Board decision, assuming questions of ethics or propriety are not involved;

●	Governance Responsibility: ability to understand, and distinguish between, the roles of governance and management; and

●	Availability and Commitment: availability based on the number of commitments to other entities existing or contemplated by the candidate.

The full text of our qualification guidelines can be found on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Board of Director Qualification Guidelines.”

When a vacancy occurs on the Board, the Board Governance Committee may recommend to the Board a nominee to fill the vacancy, or alternatively may recommend that the vacancy remain. The Board Governance Committee also evaluates and recommends to the Board nominees for election to our Board at our Annual Meeting.

Stockholder Nominations for Director

The Board Governance Committee considers nominees for election to the Board recommended by stockholders in the same manner as other candidates. A stockholder wishing to nominate a candidate for election to the Board at a meeting of the stockholders is required to give written notice to our Corporate Secretary of his or her intention to make a nomination in accordance with the terms of our Bylaws. We must receive the notice of nomination at least 60 days but no more than 90 days prior to the Annual Meeting of Stockholders, or if we give less than 70 days’ notice of the Annual Meeting date, the notice of nomination must be received within 10 days following the date on which notice of the date of the Annual Meeting was mailed or such public disclosure was made to our stockholders.

Pursuant to our Bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the Board Governance Committee to determine if the candidate meets our qualification criteria for Board membership. The Board Governance Committee may require that the proposed nominee furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded. Stockholder nominees whose nominations comply with the foregoing procedure and who meet the criteria described above under the heading “Director Nomination Process and Nominee Criteria” and in our Corporate Governance Guidelines will be evaluated by the Board Governance Committee in the same manner as the Board Governance Committee’s nominees.

Stockholder Communications with Directors

The following is the process for stockholders to send communications to our Board. Stockholders may send written communications to the Board by email to directors@lennoxintl.com, or by regular mail to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Board of Directors, c/o Corporate Secretary.

Stockholder communications received by the Corporate Secretary will be delivered to one or more members of the Board or management, as determined by the Corporate Secretary. Any allegations of accounting, internal controls or auditing-related complaints or concerns will be directed to the Chairman of the Audit Committee.

Interested parties may communicate with non-management directors of the Board by sending written communications to the addresses listed above to the attention of the Chairman of the Board.

Other Corporate Governance Policies and Practices

Code of Conduct

We have adopted a Code of Conduct that applies to all our directors and employees, including our senior financial and principal executive officers. Amendments to and waivers, if any, from our Code of Conduct as it pertains to our executive officers, will be disclosed on our website.  Our Code of Conduct is available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Code of Conduct.”

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Corporate Governance Guidelines.”

Executive Session Meetings

In accordance with our Corporate Governance Guidelines, the independent members of our Board, all of whom are non-management directors, meet regularly in executive session without the presence of management. The Chairman of the Board has chaired the executive session meetings of our independent directors.  Effective at the conclusion of the Annual Meeting, the Lead Director will chair the executive session meetings of our independent directors.

Whistleblower Procedures

The Audit Committee has established procedures for the handling of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding such matters.

PROPOSAL 3:
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Company’s stockholders are entitled to vote at the Annual Meeting to approve the compensation of the Company’s NEOs (“Say-on-Pay”), as disclosed in this Proxy Statement. The Say-on-Pay vote is a vote on the advisory resolution below, and it is not binding on the Company or the Board. Although the vote is non-binding, the Compensation and Human Resources Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company has designed its NEO compensation program to reward successful execution of our business strategy and achievement of desired business results, with a focus on creating alignment with the interests of our stockholders. Our program seeks to achieve these goals on an annual and long-term basis through a balanced combination of base pay, annual incentives and long-term incentives.

The Company also has several governance programs in place to align executive compensation with stockholder interests and mitigate risks in its plans. These programs include: stock ownership guidelines, prohibition of employee hedging of Company stock, and a clawback policy. These programs are discussed in detail in the Compensation Discussion and Analysis section of this Proxy Statement.

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Say-on-Pay vote shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be counted as either votes cast for or against the proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR the approval of the compensation of the NEOs.

The Board of Directors recommends a vote FOR the approval of the compensation of the
NEOs as disclosed in this Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and objectives of the compensation programs for our NEOs. The Compensation and Human Resources Committee of the Board (the “Committee”) establishes and administers our executive compensation programs, practices and policies. The Committee receives input from management and its executive compensation consultant, and considers competitive practices, our business objectives, stockholder interests, regulatory requirements and other relevant factors to develop our executive compensation programs. The Committee reviews, modifies and approves, as appropriate, our executive compensation programs in an effort to provide market-competitive compensation for our executive officers.

The Committee also monitors the results of the Say-on-Pay vote and considers those results in determining compensation policies and decisions.  At our 2011 Annual Meeting, over 86% of votes cast on the Say-on-Pay resolution approved the compensation program described in our 2011 proxy statement.  We believe this result demonstrated strong stockholder support for our executive compensation program, and while the Committee did not implement changes to our executive compensation process as a result of the 2011 Say-on-Pay vote, it will continue to consider the outcome of advisory votes when considering future executive compensation actions.

Executive Compensation Philosophy and Key Objectives

Pay-for-Performance

We maintain a pay-for-performance compensation philosophy designed to reward successful execution of our business strategy and achievement of desired business results, with a focus on aligning compensation with the interests of our stockholders. When our financial results exceed expected performance, monetary rewards to our executive officers generally pay out at higher levels. When our financial results fall below expected performance, monetary awards to our executive officers generally pay out at lower levels.

Recent payouts under our short- and long-term incentive plans demonstrate the strong link between Company performance and actual payments made to our executives under these programs. In 2011, overall Company performance fell below expectations and, as a result, our NEOs in total experienced over an 85% decrease in annual incentive compensation payouts when compared to 2010. While shareholder return has increased approximately 10% over the past three years, the Company achieved only threshold levels of Return on Invested Capital and Company Core Net Income Growth for the 2009-2011 performance share unit (“PSU”) program, and accordingly, PSUs vested at approximately 50% of target.  The prior PSU program for the 2008-2010 performance period vested at 0%, and accordingly no shares were distributed to our NEOs in 2011 for this program.  These results are consistent with our pay-for-performance approach, which we believe motivates the type of results-oriented culture we strive to achieve at the Company.  The graph below further depicts our pay-for-performance philosophy by showing changes in annual CEO compensation (using Summary Compensation Table totals) versus changes in total shareholder return (“TSR”) over the last several years.

$ amounts are in thousands. TSR represents the change in a $100 investment from the end of fiscal year 2007

Key Strategic Objectives

The strategic objectives of our executive compensation programs are to:

●	attract, retain and motivate top executive talent;

●	align executive compensation programs with the achievement of short-term and long-term business goals;

●	maintain market-competitive executive compensation programs; and

●	drive increased stockholder value by maintaining a strong alignment between pay and performance.

The following table lists each element of executive compensation and how the Committee believes it correlates to our compensation philosophy and key objectives.

Executive Compensation Elements	Attract Top Talent	Retain & Motivate Top Talent	Achieve Short- Term Goals	Achieve Long- Term Goals	Maintain Market Competiveness	Pay for Performance
Base Salary	✓	✓			✓
Short-Term Incentive Program	✓	✓	✓		✓	✓
Long-Term Incentive Program
Performance Share Units	✓	✓		✓	✓	✓
Restricted Stock Units	✓	✓			✓
Stock Appreciation Rights	✓	✓	✓	✓	✓	✓
Perquisites	✓	✓			✓
Benefit Programs	✓	✓			✓

Competitive Compensation

Market Analysis

To maintain a market-competitive program, the Committee uses benchmarking data when establishing executive compensation. Benchmarking against a representative peer group assists us in assessing the competitiveness of our executive compensation programs.

Our Company’s compensation peer group, as approved by the Committee, includes the following 15 companies (the “Compensation Peer Group”):

● A. O. Smith Corporation	● Flowserve Corporation	● Rockwell Automation, Inc.
● Acuity Brands, Inc.	● Gardner Denver, Inc.	● Snap-On Incorporated
● Armstrong World Industries, Inc.	● Kennametal Inc.	● SPX Corporation
● Briggs & Stratton Corporation	● Owens Corning	● The Timken Company
● Dover Corporation	● Pentair, Inc.	● USG Corporation

The Committee selected the members of our Compensation Peer Group using the following criteria:

●	industry—building products, electrical components/equipment, household appliances and industrial machinery;

●	revenues of approximately 0.5 to 2.0 times our revenues;

●	business and product mix similar to ours; and

●	international presence and operations.

In 2011, the Committee analyzed the membership of the Compensation Peer Group based on the criteria described above, and adjusted the peer group by adding Rockwell Automation, Inc. and Pentair, Inc., and by removing Stanley Black & Decker Inc. and Universal Forest Products Inc. primarily due to the size of their revenues.

In addition to comparing our executive officer compensation to the compensation provided by our Compensation Peer Group, we also reference published compensation data from compensation databases and other studies of compensation trends and practices (with all such data and practices, including our Compensation Peer Group, collectively referred to as the “Market”).

Pay Positioning and Compensation Mix

For 2011, the Committee targeted base salary for our NEOs at the 50th percentile of the Market. The Committee set short-term incentive opportunities and long-term incentive planning values between the 50th – 65th percentiles of the Market and included stretch performance goals, allowing us to maintain a strong pay-for-performance link while attracting and retaining leadership talent.

The Committee granted a majority of total compensation to our NEOs in the form of non-cash long-term incentive awards. The graphs below illustrate the 2011 target compensation mix for the CEO and the average target compensation mix for the other NEOs.

We apply similar methodologies in setting compensation and determining the compensation mix for our CEO as we apply for our other NEOs, but our CEO’s target compensation mix has a greater percentage of “at-risk” performance-based incentive compensation than the target compensation mix of the other NEOs. The Committee established a different compensation mix for our CEO due to his greater influence on Company performance.

Process for Determining Named Executive Officer Compensation

Role of Management

The Committee obtains input from management when making executive compensation decisions. The CEO makes recommendations to the Committee with respect to all of the elements of compensation to be offered to each of the other executive officers. Recommendations are developed in consultation with the Chief Human Resources Officer and the Committee’s compensation consultant, and are accompanied by Market data. The Committee then determines and approves the final compensation elements and amounts to be provided to the Company’s executive officers. The CEO does not make any recommendations regarding his own compensation.

In March 2012, the Committee and the Board changed the process for approving CEO compensation.  As a result of this change, the independent members of the Board assumed direct responsibility for approving CEO compensation.  The Committee will continue to review proposed changes to CEO compensation and will make recommendations to the independent members of the Board for approval.

Role of the Executive Compensation Consultant

In 2011, the Committee engaged Frederic W. Cook to provide analysis, advice and recommendations on executive compensation to the Committee. Frederic W. Cook does not otherwise provide any other services for our Company. At the Committee’s request, Frederic W. Cook performed the following services for the Committee in 2011:

●	reviewed and opined on our executive compensation philosophy;

●	reviewed and opined on our Compensation Peer Group;

●	provided and analyzed data for various elements of executive compensation;

●	reviewed and opined on our executive and Board compensation programs; and

●	presented executive compensation trends and regulatory updates to the Committee.

The Committee analyzed and considered the information provided by management and Frederic W. Cook to determine the appropriate program design and the level and mix of each compensation element for the NEOs.

Components and Analysis of 2011 Executive Compensation

Base Salary

In establishing each NEO’s annual base salary, the Committee considered salary data for the Market, each individual’s experience and responsibilities, our annual merit budget, achievement of performance objectives, internal equity and recommendations provided by the CEO for his direct reports.

The following table provides detail regarding 2011 and 2012 base salaries for each NEO.

Name	Title	2011 Annualized Base Salary	Increase% Effective April 1, 2012	2012 Annualized Base Salary
Todd M. Bluedorn	Chief Executive Officer	$930,000	5.4%	$980,000
Robert W. Hau	EVP, Chief Financial Officer	455,000	3.3	470,000
Harry J. Bizios	EVP, President and Chief Operating Officer, Commercial H&C	387,000	3.4	400,000
David W. Moon	EVP, President and Chief Operating Officer, Worldwide Refrigeration	370,000	6.8	395,000
Daniel M. Sessa	EVP, Chief Human Resources Officer	405,000	3.7	420,000

As discussed earlier, in setting NEO base salaries, the Committee used the 50th percentile of the Market as a guideline. The base salary was set within a reasonable range of this guideline for each NEO.

As a temporary measure due to weakness in our end markets and uncertainty surrounding the broader economy, the Committee reduced our CEO’s 2011 base salary by 18% and the base salary of our other NEOs by 12% during the last four months of 2011.  The actual base salary that appears in the Summary Compensation Table accounts for this four-month salary reduction.

On March 9, 2012, due to the increase in scope in our CEO’s duties to include the role of Chairman of the Board, and consistent with the philosophy of setting NEO base salary near the 50th percentile of the Market, the independent members of the Board approved an increase in our CEO’s annualized base salary to $980,000.  This increase will be effective May 10, 2012 rather than April 1, 2012 to coincide with his effective date as Chairman of the Board.

Short-Term Incentive Program

Our short-term incentive program is a cash-based program for our executive officers designed to reward the successful performance of our Company, our business units and each individual. The CEO proposes to the Committee for review and approval the financial metrics and performance goals that must be achieved for any payouts to be made under our short-term incentive program. The 2011 short-term incentive program is funded based on performance against the financial goals shown below. The final 2011 short-term incentive awards were based 85% on financial performance and 15% on each NEO’s individual performance.

Financial Performance.  The following table summarizes the performance goals and payout opportunities under our 2011 short-term incentive program, along with the actual Company and business unit performance for each metric.

2011 Short-Term Incentive Program Summary — Financial Performance
($ in millions)

Name	Metric	Weight	Threshold	Target	Maximum	Actual
All	Company Core Net Income(2)	60%	$133.8	$161.4	$185.6	$107.7
	Free Cash Flow(3)	40%	$95.9	$137.0	$178.2	$33.0
Payout Opportunity as a % of Target			50%	100%	225%
Mr. Bizios(1)	Segment Profit(4)	70%	$65.6	$75.0	$83.2	$70.4
	Segment Controllable Cash Flow(5)	30%	$33.9	$42.5	$51.1	$53.7
Payout Opportunity as a % of Target			50%	100%	225%
Mr. Moon(1)	Segment Profit(4)	70%	$68.0	$77.6	$86.1	$76.5
	Segment Controllable Cash Flow(5)	30%	$43.1	$54.0	$65.0	$51.5
Payout Opportunity as a % of Target			50%	100%	225%

(1)
All NEOs except Mr. Bizios and Mr. Moon are measured 100% on overall Company financial performance, which earned a 0% of target payout factor. Because Mr. Bizios is the President of our Commercial Heating and Cooling segment, his award is measured 50% on Commercial Heating and Cooling’s financial performance and 50% on overall Company financial performance. Commercial Heating and Cooling’s financial performance resulted in a 120.30% payout factor, which when blended with our Company financial performance factor of 0% resulted in an actual payout as a percentage of target of 60.15%. Because Mr. Moon is the President of our Refrigeration segment, his award is measured 50% on Refrigeration’s financial performance and 50% on overall Company financial performance. Refrigeration’s financial performance resulted in a 92.26% payout factor, which when blended with our Company financial performance factor of 0% resulted in an actual payout as a percentage of target of 46.13%.

(2)
We calculate company core net income, which is a non-GAAP financial measure within the meaning of Regulation G of the Exchange Act, as income from continuing operations, adjusted for 2011 restructuring charges,  acquisition expenses,  certain product quality adjustments, certain legal contingency adjustments, goodwill impairment, asset impairment, and unrealized gains on open futures contracts.

(3)	We calculate free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital spending.

(4)
We calculate segment profit, which is a non-GAAP financial measure, as earnings from continuing operations before interest expense, other expenses, net and income taxes, adjusted for 2011 restructuring charges, acquisition expenses,  certain product quality adjustments, certain legal contingency adjustments, goodwill impairment, asset impairment,  and unrealized gains on open futures contracts.

(5)
We calculate controllable cash flow, which is a non-GAAP financial measure, as segment profit, defined above, less capital spending, plus or minus changes in accounts receivable, inventory and accounts payable.

Individual Performance.  The Committee uses individual performance to supplement financial performance in order to further align pay with performance. After an NEO’s short-term incentive payout is calculated based exclusively on Company financial performance as described above, that result may be decreased by as much as 15%, or increased by up to 33.75%, to recognize individual performance.  The individual performance component is measured against specific financial, operational, strategic, and leadership objectives established for each NEO in advance of the performance measurement period as part of our performance management process. After the end of the fiscal year, the CEO reviews with the Committee the extent of achievement of these objectives by each NEO. The Committee then determines and approves the individual performance component for each executive officer, including the CEO.

Targets and Payouts.  Under the short-term incentive program, target payout opportunities are determined as a percentage of base salary. The target payout opportunities are based on Market data using the 50th – 65th percentiles as a guideline. The Committee adjusted the CEO’s 2011 short-term incentive target payout opportunity to 125% from 120%, effective for fiscal year 2011. After this adjustment, each NEO’s target percentage fits within this guideline.

Based on analysis of the Market data and internal equity considerations, the Committee set the following short-term incentive targets for 2011. Based on actual financial and individual performance, the Committee approved the following 2011 payouts for each NEO.

2011 Short-Term Incentive Targets and Payouts

Name	2011 STI Target as a % of Base Salary	2011 STI Target	2011 STI Payout	2011 STI Payout as a % of Target
Mr. Bluedorn	125%	$1,077,125	0	0%
Mr. Hau	70	303,135	0	0
Mr. Bizios	70	258,139	155,271	60.15
Mr. Moon	70	245,140	148,083	60.41
Mr. Sessa	70	269,885	0	0

The Committee may, in its discretion, modify the short-term incentive program to account for unusual events or revised business objectives that occur during the performance period. The Committee did not make any such modifications in 2011.

We include the short-term incentive payments made to the NEOs for 2011, which were approved by the Committee and paid on March 15, 2012, in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

The Committee also provided Mr. Bluedorn, Mr. Hau and Mr. Sessa a one-time bonus based on their individual performance leading to our 2011 business results. These amounts are included in the “Bonus” column of the Summary Compensation Table.

Long-Term Incentive Program

We have a long-term incentive program designed to incent those employees who have principal responsibility for our long-term profitability. We believe participation in our long-term incentive program helps align the interests of our NEOs with the interests of our stockholders.

We use a mix of PSUs, restricted stock units (“RSUs”) and stock appreciation rights (“SARs”) in our long-term incentive program. PSUs and SARs, which are granted under the Lennox International Inc. 2010 Incentive Plan, as amended and restated (the “LII Incentive Plan”), reward performance, as measured by achievement of specified financial objectives for PSUs and stock price growth for SARs. RSUs help us to retain key members of management because of their time-based vesting. The Committee allocated the mix of elements in our long-term incentive program in a manner designed to drive Company performance, retain key talent, and provide competitive compensation.

For 2011, the long-term incentive allocations for our NEOs were as follows:

The Committee determines the grant date for all long-term incentive awards. The Committee generally grants awards on an annual basis at its regularly scheduled December meeting. Although awards may be granted in special circumstances or upon hire for certain executives, no out-of-cycle grants were made to any NEO in 2011. The Committee does not coordinate the grant date for any award with the release of material non-public information. The Committee sets the exercise price of our SARs at 100% of fair market value, which is defined as the average of the high and low NYSE trading prices of our common stock on the date of grant.

The target planning values under our long-term incentive program are based on publicly available Market data for similar executive officer positions using the 50th – 65th percentiles as a guideline. In December 2011, the Committee established the 2011 target planning values between the 50th – 65th percentiles of the Market which remained flat to the targets set in 2010. When determining the actual award sizes for each NEO, the Committee considered the NEO’s individual performance and potential, the NEO’s impact on the financial performance of our Company, internal equity, and the number of shares available for grant under the LII Incentive Plan.

Once the Committee determined the actual long-term incentive planning value for each NEO for the 2011 grants, 50% of the value was provided as PSUs, 30% as RSUs and 20% as SARs. The specific number of PSUs and RSUs granted was determined by dividing the corresponding planning value by the fair market value of our common stock on the NYSE averaged over the 30 calendar days ending on November 30, 2011. The specific number of SARs granted was determined by dividing the corresponding planning value by the Black-Scholes value of our common stock based on the 30 calendar day average of our common stock as of November 30, 2011. Although we determined the number of awards based on the 30 day average of our common stock as of November 30, 2011 for planning purposes, the grant date fair value and the SAR exercise price are determined on the actual date of grant.

The following table summarizes the planning values and number of awards granted for each NEO:

	December 2011 Planning Value				Number of Awards Granted
Name	PSUs	RSUs	SARs	Total	PSUs(1)	RSUs(1)	SARs(2)	Total
Mr. Bluedorn	$1,850,000	$1,110,000	$740,000	$3,700,000	58,226	34,935	83,146	176,307
Mr. Hau	425,000	255,000	170,000	850,000	13,376	8,026	19,101	40,503
Mr. Bizios	425,000	255,000	170,000	850,000	13,376	8,026	19,101	40,503
Mr. Moon	425,000	255,000	170,000	850,000	13,376	8,026	19,101	40,503
Mr. Sessa	425,000	255,000	170,000	850,000	13,376	8,026	19,101	40,503

(1)
The number of PSUs granted and the number of RSUs granted were determined based on the average of the closing price of the Company’s common stock on the NYSE over the 30 calendar day period ending November 30, 2011 ($31.773).

(2)	The number of SARs granted was determined based on the Black-Scholes value of our common stock calculated using the 30 calendar day average of our common stock as of November 30, 2011 ($8.90).

PSUs.  To maintain our strong focus on Company performance, we granted 50% of the December 2011 long-term incentive award in the form of PSUs. PSUs generally vest at the end of a three-year performance period. If the threshold performance level has been achieved at the end of the performance period, the PSUs, to the extent earned, are distributed in the form of Company common stock. Dividends are not earned or paid on PSU awards during the three-year performance period. The Committee determines the measurement criteria annually, in consultation with the CEO, and in consideration of the financial metrics selected for the short-term incentive program as well as other metrics that enhance stockholder value. The Committee certifies the financial performance levels following the end of the performance period and the Company distributes any earned shares. We believe that the degree of difficulty in achieving these metrics is challenging.

The following table summarizes the key attributes of the PSUs granted in December 2008, which vested on December 31, 2011, and sets out financial performance goals and payout opportunities versus actual performance.

December 2008 PSU Grant
(for the January 1, 2009 — December 31, 2011 Performance Period)

Metric (1)	Weight	Measurement Period	Threshold	Target	Maximum	Actual
Return on Invested Capital (“ROIC”)	50%	3-year weighted average (20% lowest year, 40% other two years)	15%	19%	23%	15.4%
Company Core Net Income Growth	50%	3-year compound annual growth rate	-10%	6%	12%	-10.0%
Payout as a % of Target Award			50%	100%	200%	52.5%

(1)
Company core net income and the net operating profit after tax component of ROIC were adjusted for 2011 restructuring charges,  acquisition expenses,  certain product quality adjustments, certain legal contingency adjustments, goodwill impairment, asset impairment, unrealized gains on open futures contracts, pension settlements and curtailments, and certain other employment-related costs.

In 2011, NEOs earned a 52.5% of target payout for the PSUs granted in December 2008. The payout value is reflected in the Fiscal 2011 Option Exercises and Stock Vested Table in the “Stock Awards — Value Realized on Vesting” column.

The following table summarizes the key attributes of the PSUs granted in December 2011. The Committee established the ROIC performance goals based on its assessment of desired return relative to the cost of capital as well as historical and projected ROIC outcomes. Similarly, the Committee set our Company core net income growth performance goals based on historical results, projected outcomes of that measure, and expected market conditions.

December 2011 PSU Grant
(for the January 1, 2012 — December 31, 2014 Performance Period)

Metric	Weight	Rationale for Selection	Measurement Period	Threshold	Target	Maximum
ROIC	50%	Measures efficient use of capital; higher ROIC correlates to greater cash flow	Three-year weighted average (20% lowest year, 40% other two years)	No payout occurs unless ROIC exceeds LII’s cost of capital
Company Core Net Income Growth	50%	Measures profitability; higher Company core net income correlates with higher earnings per share	Three-year compound annual growth rate	Maximum payout requires mid-teens core net income compound annual growth rate
Payout as a % of Target Award				50%	100%	200%

The PSUs granted to our NEOs in 2011 are included in the Fiscal 2011 Grants of Plan-Based Awards Table in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column.

RSUs.  To support our retention efforts, the Committee granted the NEOs 30% of the December 2011 long-term incentive award in the form of RSUs. RSUs generally vest and are distributed in shares of our common stock three years following the date of grant if the recipient remains an employee of the Company and all other conditions of the award are met. Dividends are not earned or paid on RSUs during the three-year vesting period. The number of shares underlying RSUs granted to our NEOs in 2011 is included in the Fiscal 2011 Grants of Plan-Based Awards Table in the “All Other Stock Awards: Number of Shares of Stock or Units” column.

SARs.  To incentivize NEOs to grow our business and deliver increased returns to our stockholders, the Committee granted the NEOs 20% of the December 2011 award in the form of SARs. SARs vest in one-third increments on each anniversary of the date of grant. Upon the exercise of vested SARs, the increase, if any, between the fair market value of our common stock on the date of grant and the fair market value on the date the SAR is exercised is paid in Company common stock. SARs granted in 2011 expire seven years from the date of grant. The number of SARs granted to our NEOs in 2011 is included in the Fiscal 2011 Grants of Plan-Based Awards Table in the “All Other Option Awards: Number of Securities Underlying Options” column.

Perquisites

We believe providing reasonable perquisites is a market-competitive practice to attract and retain top executive talent. However, rather than offering individual perquisites, we provide a monthly cash stipend to allow each NEO more flexibility and choice. Our NEOs have full discretion on how the cash stipend is spent and it is not tracked by the Company after the money is paid. In addition, we offer the installation of Company products and equipment at each NEO’s home to promote our brand to both business and personal guests.

Benefit Programs

To attract and retain top executive talent and as a market-competitive practice, we provide certain benefit programs to our NEOs that are in addition to those provided to our general employee population. The following table summarizes the additional benefit programs in place during 2011 and the purpose of each program. The aggregate change in the actuarial present value of accumulated pension benefits (as shown in the Summary Compensation Table) that accrued during 2011 under our Supplemental Retirement Plan is mostly due to changes in the valuation discount rate.

Additional Benefit Programs Offered to NEOs in 2011

Plan	Type	Purpose
Supplemental Retirement Plan	Non-Qualified Defined Benefit
Provide market-competitive executive level retirement benefit opportunity by providing higher accruals and permitting accruals that otherwise could not occur because of the Code limitations on compensation.

Life Insurance Plan	Company-Sponsored Life Insurance	Provide market-competitive executive level life insurance benefits; minimum of $3 million in coverage for CEO and minimum of $1 million for other NEOs.

Additional Information Regarding Executive Compensation

Following are descriptions of other agreements and policies that are important to a stockholder’s understanding of the Company’s overall executive compensation program structure.

Employment Agreements and Change in Control Agreements

We have employment agreements and change in control (“CIC”) agreements with each NEO that have been reviewed and approved by the Committee. We believe employment agreements are necessary to attract and retain top executive talent and for financial and business planning purposes. We believe CIC agreements are necessary to (1) retain key executives during periods of uncertainty; (2) enable executives to evaluate, negotiate and execute a CIC transaction more objectively; (3) encourage executives to remain focused on running the business rather than seeking other employment in the event of a possible CIC; (4) preserve stockholder value by providing continuity of management during a transition period; and (5) provide benefit to the Company in the form of restrictive covenants.

Since we pay compensation under our CIC agreements only if defined triggering events occur, we evaluate compensation to be provided under these agreements in isolation from the rest of the executive’s compensation package. Our employment agreements and CIC agreements, and the potential costs associated with each, are discussed in detail under “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

The Company has stock ownership guidelines for the CEO and other executive officers. We believe stock ownership by executives helps align the interests of the executives with the interests of our stockholders and motivates the executives to build long-term stockholder value. For purposes of the guidelines, ownership includes shares of Company common stock and RSUs that have not yet vested, but does not include unvested performance-based PSUs or SARs.

The following chart sets forth as of December 31, 2011, for each NEO, the stock ownership requirements as a percentage of base salary, the total number of shares counted toward the stock ownership requirements, the value of the shares counted toward the stock ownership requirements as a percentage of base salary and the deadline for compliance with the stock ownership requirements:

		Current Level of Stock Ownership
Name	Ownership Requirement as a % of Base Salary	Total Number of Shares	Stock Ownership as % of Base Salary (1)	Deadline for Compliance with Stock Ownership Guidelines
Mr. Bluedorn	500%	177,249	774%	December 31, 2014
Mr. Hau	300	30,166	269	December 31, 2014
Mr. Bizios	300	72,517	761	December 31, 2014
Mr. Moon	300	68,379	751	December 31, 2014
Mr. Sessa	300	45,465	456	December 31, 2014

(1)	Based on the average daily closing price for 2011 of $40.61.

The Committee oversees and administers the stock ownership guidelines. In the event an executive officer fails to meet the guidelines by the compliance deadline, the Committee will determine any appropriate action or corrective measures to be taken.

Clawback Policy

Our Company has adopted a formal incentive compensation clawback policy for the CEO and other executive officers. Under this policy, in the event of any fraud or misconduct that results in a restatement of our Company’s financial results within three years of the filing of the original financial results, the Committee has the right to recoup and cancel cash and equity-based incentive compensation of each person involved in such fraud or misconduct.

Prohibition on Hedging Policy

The Company’s Insider Trading Policy prohibits directors, executive officers and all other employees from trading in any interest, security or position relating to the future price of Company securities, such as a put, call, swap, short sale, hedge or any other type of derivative security.

Tax and Accounting Implications

Section 162(m) Compliance

The Committee carefully considers the income tax consequences to our Company when analyzing our executive compensation programs. Section 162(m) of the Code limits a Company’s ability to deduct compensation paid in excess of $1 million to certain NEOs, unless the compensation meets certain stockholder-approved performance requirements. The Committee has designed several elements of our executive compensation programs to qualify for the “performance-based” exemption. For example, our short-term incentive program, PSUs and SARs are performance-based and exempt from the limitations imposed by Section 162(m) of the Code. If granting awards or providing other executive compensation is consistent with Market data, our compensation philosophy or our strategic business goals, the Committee may provide executive compensation that is not fully deductible. For example, our awards of RSUs meet our objective of key talent retention, but do not meet the performance-based exemption.

Nonqualified Deferred Compensation

In addition to the non-qualified Supplemental Retirement Plan discussed previously, our Company also maintains a frozen non-qualified Profit Sharing Restoration Plan. Both of these deferred compensation plans are administered in compliance with Section 409A of the Code.

Accounting for Stock-Based Awards

When developing each element of NEO compensation, the Committee considered the accounting consequences (in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”)) of the program design and award levels. The Committee reviewed accounting cost models and structured our executive compensation programs in a manner that considered the cost and benefits of the various program elements.

Compensation Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the foregoing CD&A with management. Based on this review and discussion, the Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for fiscal year ended December 31, 2011, which was filed with the SEC on February 16, 2012.  Submitted by the Compensation and Human Resources Committee of the Board:

John E. Major (Chairperson)	John W. Norris, III
Terry D. Stinson	Gregory T. Swienton

Summary Compensation Table

The following table provides information regarding the total compensation of each of the Company’s NEOs for the fiscal year ended December 31, 2011. The table also sets forth fiscal 2009 and fiscal 2010 compensation information for the Company’s NEOs where applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Todd M. Bluedorn	2011	861,700	107,713	2,960,377	781,107	0	917,728	46,335	5,674,960
Chief Executive Officer	2010	867,000	0	2,873,155	745,475	1,897,065	485,880	47,545	6,916,120
	2009	828,000	0	2,564,885	669,826	880,000	243,389	46,010	5,232,110
Robert W. Hau	2011	433,050	60,627	680,091	179,442	0	454,977	45,347	1,853,535
Executive Vice President	2010	436,250	0	649,351	168,478	556,821	0	555,450	2,366,350
and Chief Financial Officer	2009	103,030	425,000	956,262	164,749	69,909	0	86,489	1,805,439
Harry J. Bizios	2011	368,770	0	680,091	179,442	155,271	422,360	46,945	1,852,880
Executive Vice President, President and Chief Operating Officer, Commercial H&C	2010	372,750	0	649,351	168,478	489,939	214,209	47,347	1,942,075
David W. Moon	2011	350,200	0	680,091	179,442	148,083	394,464	45,316	1,797,597
Executive Vice President,
President and Chief Operating Officer, Worldwide Refrigeration
Daniel M. Sessa	2011	385,550	53,977	680,091	179,442	0	256,989	45,380	1,601,430
Executive Vice President	2010	388,444	0	649,351	168,478	495,802	145,711	45,705	1,893,492
and Chief Human Resources Officer	2009	377,775	0	630,864	164,749	247,998	80,257	45,060	1,546,703

(1)
The 2011 amounts reported in the “Bonus” column for Mr. Bluedorn, Mr. Hau and Mr. Sessa represent a one-time bonus for their individual performance leading to our 2011 business results.  The 2009 amount reported in the “Bonus” column for Mr. Hau represents a one-time sign on bonus.

(2)
The amounts shown represent the grant date fair value of the aggregate amount of all stock awards (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) for each year, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, in connection with RSUs and PSUs granted under the LII Incentive Plan. Assumptions used in calculating these amounts are described in Note 17 to our audited financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the SEC on February 16, 2012. Amounts for PSUs reflect the most probable outcome for the awards at December 31, 2011 valued at the date of grant in accordance with FASB ASC Topic 718. If the PSUs were valued at maximum performance levels, the total PSU value at grant date would equal:

Name	Year	PSU Value at Maximum Performance Levels ($)
Todd M. Bluedorn	2011	3,700,495
	2010	3,591,433
	2009	3,206,114
Robert W. Hau	2011	850,098
	2010	811,689
	2009	788,572
Harry J. Bizios	2011	850,098
	2010	811,689
David W. Moon	2011	850,098
Daniel M. Sessa	2011	850,098
	2010	811,689
	2009	788,572

(3)
The amounts shown represent the grant date fair value of the aggregate amount of all SAR awards (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) for each year, in accordance with FASB ASC Topic 718, in connection with SARs granted under the LII Incentive Plan. Assumptions used in calculating these amounts are included in Note 17 to our audited financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the SEC on February 16, 2012.

(4)
The amounts shown represent the aggregate change in the actuarial present value of accumulated pension benefits that accrued during the applicable year under our Supplemental Retirement Plan and frozen Consolidated Pension Plan, each as discussed below, as a result of changes in the valuation discount rate, changes in compensation, and an additional one year of service. No above-market interest on nonqualified deferred compensation was earned.

(5)
The amounts shown include perquisites and other compensation. The following table identifies the separate amounts attributable to each category of perquisites and other compensation in 2011 for each NEO.

	Perquisites		Other Compensation
Name	Cash Stipend	Company Equipment and Installation	Matching Charitable Contributions	Term Life Insurance Premiums	Retirement Contributions	Other	Total
Todd M. Bluedorn	$30,000	—	—	$1,635	$14,700	—	$46,335
Robert W. Hau	30,000	—	—	647	14,700	—	45,347
Harry J. Bizios	30,000	—	$1,000	582	14,700	$663	46,945
David W. Moon	30,000	—	—	616	14,700	—	45,316
Daniel M. Sessa	30,000	$205	—	475	14,700	—	45,380

The values attributable to each item listed above are calculated as follows:

●	Cash Stipend — based on actual cash paid to each NEO in lieu of individual perquisites.

●
Company Equipment and Installation — Company equipment is based on the purchase price of the equipment, adjusted in accordance with our employee rebate program, and installation of such equipment is based on the incremental cost for installation paid by our Company in 2011.

●
Matching Charitable Contributions — we offer an employee matching charitable contribution program to all employees to promote our community values by matching gifts up to $1,000 per year. The value for this table is based on contributions made on the NEO’s behalf and accrued in 2011.

●
Term Life Insurance Premiums — our NEOs participate in the same life insurance programs as our general employee population; however, all are guaranteed minimum coverage of $1 million or, in the case of Mr. Bluedorn, minimum coverage of $3 million. The amounts shown are based on the incremental cost paid in 2011 on behalf of each NEO for Basic Life and Basic Accidental Death and Dismemberment over and above the premiums we would otherwise pay under our life insurance programs for other employees.

●	Retirement Contributions — based on Company contributions made under our qualified 401(k) Plan in 2011.

Fiscal 2011 Grants of Plan-Based Awards

The following table provides information regarding short-term incentive awards and long-term incentive awards (PSUs, RSUs and SARs) granted under the LII Incentive Plan to our NEOs in 2011.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exerciseor Base Price of Option Awards ($/Sh) (5)	Closing Market Price on Dateof Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (6)
Name	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)
Todd M. Bluedorn	—	538,563	1,077,125	2,423,531	—	—	—	—	—	—	—	—
	12/8/11	—	—	—	29,113	58,226	116,452	—	—	—	—	1,850,248
	12/8/11	—	—	—	—	—	—	34,935	—	—	—	1,110,129
	12/8/11	—	—	—	—	—	—	—	83,146	34.06	33.65	781,107
Robert W. Hau	—	151,568	303,135	682,054	—	—	—	—	—	—	—	—
	12/8/11	—	—	—	6,688	13,376	26,752	—	—	—	—	425,049
	12/8/11	—	—	—	—	—	—	8,026	—	—	—	255,042
	12/8/11	—	—	—	—	—	—	—	19,101	34.06	33.65	179,442
Harry J. Bizios	—	129,070	258,139	580,813	—	—	—	—	—	—	—	—
	12/8/11	—	—	—	6,688	13,376	26,752	—	—	—	—	425,049
	12/8/11	—	—	—	—	—	—	8,026	—	—	—	255,042
	12/8/11	—	—	—	—	—	—	—	19,101	34.06	33.65	179,442
David W. Moon	—	122,570	245,140	551,565	—	—	—	—	—	—	—	—
	12/8/11	—	—	—	6,688	13,376	26,752	—	—	—	—	425,049
	12/8/11	—	—	—	—	—	—	8,026	—	—	—	255,042
	12/8/11	—	—	—	—	—	—	—	19,101	34.06	33.65	179,442
Daniel M. Sessa	—	134,943	269,885	607,241	—	—	—	—	—	—	—	—
	12/8/11	—	—	—	6,688	13,376	26,752	—	—	—	—	425,049
	12/8/11	—	—	—	—	—	—	8,026	—	—	—	255,042
	12/8/11	—	—	—	—	—	—	—	19,101	34.06	33.65	179,442

(1)
The amounts shown represent award opportunities under our short-term incentive program for 2011. The actual awards were paid on March 15, 2012 in the amounts included in the Summary Compensation Table.

(2)
The amounts shown represent the number of PSUs granted, which to the extent earned, will vest and be distributed in shares of our common stock at the end of the three-year performance period ending December 31, 2014.

(3)	The amounts shown represent the number of RSUs granted, which vest and will be distributed in shares of our common stock on the third anniversary of the date of grant.

(4)	The amounts shown represent the number of SARs granted, which vest in one-third increments on each anniversary of the date of grant and expire seven years from the date of grant.

(5)	The amounts shown reflect the exercise price of SARs granted, based on the average of the high and low NYSE trading prices of our common stock on the date of grant.

(6)
The amounts shown represent the grant date fair values of PSUs, RSUs and SARs, calculated in accordance with FASB ASC Topic 718. The grant date fair value for SARs was determined using the Black-Scholes valuation model. The grant date fair value for the RSU and PSU awards equals the dividend-discounted value of our common stock on the date of grant. The assumptions used to calculate the grant date fair values of such awards are set forth below.

		Assumptions				FMV Based on Average High/ Low NYSE Trading Prices on Date of Grant ($)	Grant Date Fair Value
					Risk Free Interest Rate (%)
Grant Date	Award	Volatility (%)	Expected Life (Years)	Dividend Yield (%)			Per Share
							($)
12/8/2011	RSU	—	—	2.32	—	34.06	31.7770
12/8/2011	PSU	—	—	2.32	—	34.06	31.7770
12/8/2011	SAR	41.94	4.07	2.39	0.62	34.06	9.3944

Outstanding Equity Awards at Fiscal 2011 Year-End

The following table provides information regarding all outstanding equity awards held by our NEOs as of December 31, 2011.

	Option/SAR Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs(#) Exercisable(1)	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)	Option/ SAR Exercise Price ($/Sh)(2)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Todd M. Bluedorn	48,025	0	35.820	12/08/13	86,241	2,910,634	143,736	4,851,090
	81,437	0	34.520	12/06/14
	103,976	0	28.240	12/11/15
	40,730	20,366	36.935	12/10/16
	18,070	36,142	46.780	12/09/17
	0	83,146	34.060	12/08/18
Robert W. Hau	10,018	5,009	36.935	12/10/16	30,166	1,018,103	33,609	1,134,304
	4,084	8,168	46.780	12/09/17
	0	19,101	34.060	12/08/18
Harry J. Bizios	5,452	0	29.355	12/09/12	22,384	755,471	33,609	1,134,304
	17,062	0	30.845	12/08/13
	20,359	0	34.520	12/06/14
	25,994	0	28.240	12/11/15
	10,018	5,009	36.935	12/10/16
	4,084	8,168	46.780	12/09/17
	0	19,101	34.060	12/08/18
David W. Moon	2,717	0	29.355	12/09/12	20,742	700,039	33,609	1,134,304
	17,062	0	30.845	12/08/13
	20,359	0	34.520	12/06/14
	25,994	0	28.240	12/11/15
	10,018	5,009	36.935	12/10/16
	4,084	8,168	46.780	12/09/17
	0	19,101	34.060	12/08/18
Daniel M. Sessa	20,359	0	34.520	12/06/14	20,166	680,603	33,609	1,134,304
	25,994	0	28.240	12/11/15
	10,018	5,009	36.935	12/10/16
	4,084	8,168	46.780	12/09/17
	0	19,101	34.060	12/08/18

(1)	Outstanding SARs vest in one-third increments on each anniversary of the date of grant, with the first anniversary date occurring six years prior to the expiration date for each grant.

(2)
Pursuant to the LII Incentive Plan, the exercise price for all outstanding SARs and stock options is based on the grant date fair market value, which is the average of the high and low NYSE trading prices of our common stock on the date of grant.

(3)
The amounts shown represent all outstanding RSUs and outstanding PSUs granted prior to 2003 held by the NEOs. Refer to column (a) of Table 1 below for the vesting dates of such awards. As of December 31, 2011, Mr. Bizios and Mr. Moon were the only NEOs holding PSUs granted prior to 2003. To the extent these PSUs did not vest at target at the end of the original three-year performance period, the awards will vest at target and be distributed in shares of our common stock 10 years from the date of grant.

(4)	The amounts shown are based on the NYSE closing price of our common stock on December 30, 2011, which price was $33.75.

(5)
The amounts shown represent outstanding PSUs granted after January 1, 2003. Refer to column (b) of Table 1 below for the vesting dates of such awards and the performance assumptions used to calculate the number of unvested PSUs.

Table 1

	(a) Shares or Units of Stock That Have Not Vested		(b) Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Number of Awards	Vesting Date	Number of Awards	Vesting Date	Performance Assumption
Todd M. Bluedorn	27,280	12/10/12	45,467	12/31/12	Target
	24,026	12/09/13	40,043	12/31/13	Target
	34,935	12/08/14	58,226	12/31/14	Target
Total	86,241		143,736
Robert W. Hau	10,000	10/05/12
	6,710	12/10/12	11,183	12/31/12	Target
	5,430	12/09/13	9,050	12/31/13	Target
	8,026	12/08/14	13,376	12/31/14	Target
Total	30,166		33,609
Harry J. Bizios	2,218	05/17/12	11,183	12/31/12	Target
	6,710	12/10/12	9,050	12/31/13	Target
	5,430	12/09/13	13,376	12/31/14	Target
	8,026	12/08/14
Total	22,384		33,609
David W. Moon	576	05/17/12	11,183	12/31/12	Target
	6,710	12/10/12	9,050	12/31/13	Target
	5,430	12/09/13	13,376	12/31/14	Target
	8,026	12/08/14
Total	20,742		33,609
Daniel M. Sessa	6,710	12/10/12	11,183	12/31/12	Target
	5,430	12/09/13	9,050	12/31/13	Target
	8,026	12/08/14	13,376	12/31/14	Target
Total	20,166		33,609

Fiscal 2011 Option Exercises and Stock Vested

The following table provides information regarding each exercise of SARs by our NEOs and each distribution of RSUs and PSUs held by our NEOs in 2011.

	Options/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Todd M. Bluedorn	0	0	RSU	37,555	1,288,888
			PSU	32,860	1,389,649
Robert W. Hau	0	0	RSU	0	0
			PSU	0	0
Harry J. Bizios	0	0	RSU	9,389	322,230
			PSU	8,215	347,412
David W. Moon	0	0	RSU	9,389	322,230
			PSU	8,215	347,412
Daniel M. Sessa	0	0	RSU	9,389	322,230
			PSU	8,215	347,412

(1)	The amounts shown for RSUs and PSUs are based on the average of the high and low NYSE trading prices of our common stock on the day of distribution.

Retirement Plans

Qualified Retirement Plans

Frozen Consolidated Pension Plan

Effective January 1, 2009, the Company’s Consolidated Pension Plan was frozen and as of that date benefits no longer increase with additional service and compensation. The monthly target benefit is based on 1.00% of final average annual pay, plus 0.60% of final average annual pay above Social Security covered compensation, multiplied by the number of years of credited service (not to exceed 30 years). The target benefit is reduced by the value of the participant’s defined contribution profit sharing account under our frozen Profit Sharing Retirement Plan, with the difference, if any, provided by the frozen Consolidated Pension Plan. Participants become vested in their frozen Consolidated Pension Plan accrued benefits after five years of service and may commence unreduced benefits at age 65 (normal retirement age). If age and service requirements are met (generally the attainment of age 62 and 10 years of service or if age plus years of service total 80), benefits may commence earlier on an actuarially reduced basis. At the time of retirement, the participant will be paid in the form of an annuity. We do not grant extra years of service under the frozen Consolidated Pension Plan. Currently, Mr. Bizios is the only NEO who is eligible for early retirement under this plan.

Frozen Profit Sharing Retirement Plan

We also froze the Profit Sharing Retirement Plan and discontinued contributions effective January 1, 2009. Participants are fully vested in the plan after six years of service. We direct the investment funds. Distributions may occur at separation from service and are eligible for roll-over into another qualified retirement plan.

401(k) Salaried Retirement Plan

Effective January 1, 2009, as a replacement to the frozen Consolidated Pension Plan and frozen Profit Sharing Retirement Plan, we adopted a new 401(k) Salaried Retirement Plan. Salaried employees are eligible to participate in this plan, and contributions are made on a pre-tax or Roth post-tax basis, subject to limitations for qualified plans under the Code. Participants can contribute up to 75% of their eligible earnings each pay period and receive a Company match of 50% on up to 6% of their eligible pay. The match fully vests after the participant completes two years of service with our Company. In addition, all participants (after completing one year of service) receive a base contribution equal to 3% of eligible pay each pay period. The base contribution is immediately fully vested.

Non-Qualified Retirement Plans

Supplemental Retirement Plan

Our Supplemental Retirement Plan, the purpose of which is to provide market-competitive executive level retirement benefit opportunities, permits income above Code limitations to be considered in determining final average annual pay, doubles the rate of benefit accrual available under the frozen Consolidated Pension Plan (2.0% of final average annual pay, plus 1.2% of final average annual pay above Social Security covered compensation), limits credited service to 15 years, generally permits early retirement on more favorable terms than the frozen Consolidated Pension Plan (for example, unreduced benefits at age 62 with 10 years of service or unreduced benefits at age 60 if age plus years of service for a total of 80 has been met), and provides lump-sum payments at the time of separation. Currently, Mr. Bizios is the only NEO who is eligible for early retirement under this plan.

Any benefits provided under the Supplemental Retirement Plan are reduced by the benefits payable under our Company’s frozen Consolidated Pension Plan (as if such plan had not been frozen), frozen Profit Sharing Retirement Plan, and frozen Profit Sharing Restoration Plan. Participants become vested in their Supplemental Retirement Plan benefit after five years of service. Extra years of credited service are not provided to participants except in the case of a change in control. Under such circumstances, up to three years of service and age would be granted to each NEO, not to exceed the 15 year maximum credited service cap. The incremental effects of additional years of service are reflected in the tables included in “Potential Payments Upon Termination or Change in Control.”

Frozen Profit Sharing Restoration Plan

We froze the Profit Sharing Restoration Plan and discontinued contributions effective January 1, 2009. Participants are fully vested in the plan after six years of service. Distributions may occur at separation from service and may be paid as a lump-sum or in equal annual installments over either a five- or ten-year period.

We direct the investment funds for the frozen Profit Sharing Restoration Plan, which mirror the investments and returns under the qualified frozen Profit Sharing Retirement Plan. We may change these investments at any time. The weighted average annual rate of return for the calendar year ended December 31, 2011, was (0.24)%.

Fiscal 2011 Pension Benefits

The following table provides information regarding the number of years of service credited to each NEO and the present value of accumulated benefits payable to each NEO under our frozen Consolidated Pension Plan and our Supplemental Retirement Plan as of December 31, 2011, as well as payments made to each NEO in 2011 under such plans. Currently, Mr. Bizios is the only NEO who is eligible for early retirement under these plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Todd M. Bluedorn	Consolidated Pension Plan (Frozen)	1.9	28,814	0
	Supplemental Retirement Plan	4.9	1,991,829	0
Robert W. Hau (2)	Supplemental Retirement Plan	2.3	454,977	0
Harry J. Bizios	Consolidated Pension Plan (Frozen)	30.0	129,426	0
	Supplemental Retirement Plan	15.0	2,308,385	0
David W. Moon	Consolidated Pension Plan (Frozen)	11.0	62,617	0
	Supplemental Retirement Plan	5.5	504,366	0
Daniel M. Sessa	Consolidated Pension Plan (Frozen)	1.7	23,476	0
	Supplemental Retirement Plan	4.7	562,972	0

(1)
The actuarial present value of the lump-sum accumulated benefit payable at December 31, 2011 is equal to the annualized present value factor, multiplied by the monthly benefit. The amounts shown are calculated in accordance with FASB ASC Topic 715, using a 4.59% interest (discount) rate for the Supplemental Retirement Plan and 4.85% for the Consolidated Pension Plan as of December 31, 2011 and the RP-2000 mortality table for males and females without collar adjustment. The calculations assume payments are deferred until age 65 for all participants under our frozen Consolidated Pension Plan and until the earliest unreduced retirement age for each participant under our Supplemental Retirement Plan. Additional assumptions are included in Note 14 to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the SEC on February 16, 2012.

(2)	Mr. Hau is not eligible to participate in the frozen Consolidated Pension Plan due to his date of hire.

Fiscal 2011 Nonqualified Deferred Compensation

The following table provides information regarding contributions, earnings, withdrawals and distributions under our frozen Profit Sharing Restoration Plan in 2011 for each NEO, as well as each NEO’s aggregate balance in such plan at December 31, 2011.  Aggregate earnings for each NEO under the frozen Profit Sharing Restoration Plan were not reported in the Summary Compensation Table for 2011 or previous years because such earnings were at the market rate.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Todd M. Bluedorn	0	0	(123)	0	50,664
Robert W. Hau(1)	0	0	0	0	0
Harry J. Bizios	0	0	(1,020)	0	420,462
David W. Moon	0	0	(161)	0	66,251
Daniel M. Sessa	0	0	(29)	0	12,083

(1)	Mr. Hau does not participate in this plan due to his date of hire.

Potential Payments Upon Termination or Change in Control

Employment Agreements and Change in Control Agreements

We are party to employment agreements and CIC agreements with each NEO who is currently employed by us. These agreements serve as the basis for the payments and benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our Company under the various circumstances described below.

Employment Agreements

The employment agreements with our NEOs establish the basis of compensation and assignments for each NEO and contain post-employment covenants, including confidentiality, prohibition against the diversion of employees, vendors and contractors and prohibition against the solicitation of customers, for a period of 24 months following termination of employment. On January 1 of each year, the agreements automatically renew for an additional year, unless either party notifies the other in writing at least 30 days prior to such date of a decision not to renew the agreement. Except as otherwise provided below, the terms and conditions of our employment agreement with each NEO are substantially similar.

Change in Control Agreements

Our CIC agreements with our NEOs, the terms and conditions of which are substantially similar, provide for certain benefits under specified circumstances if a NEO’s employment is terminated in connection with a CIC transaction involving our Company. The agreements require the NEO to maintain the confidentiality of our information and not to induce our employees to terminate their employment with our Company, for a period of 24 months following termination of employment.

Payments Made Upon Voluntary Termination or Upon For Cause Termination

If a NEO voluntarily terminates his employment with our Company or we terminate a NEO for cause, he will be entitled to receive base salary through the last day of employment and a lump-sum payment equal to unused, accrued vacation days. All of the NEO’s outstanding stock options, SARs, RSUs and PSUs will terminate on the NEO’s last day of employment.

Payments Made Upon Retirement

If a NEO retires, he will be entitled to receive his base salary through the last day of employment, a payment under our short-term incentive program based on actual company performance (prorated through the NEO’s last day of employment) and a lump-sum payment equal to unused, accrued vacation days. In addition, with respect to long-term incentive awards:

●	unvested SARs will terminate on the NEO’s last day of employment and vested awards will remain exercisable for the remainder of the term of the award;

●	for RSUs, the NEO will receive a prorated portion of shares based on the date of retirement at the end of the applicable vesting period;

●	for PSUs granted prior to January 2003, unvested awards will terminate on the NEO’s last day of employment; and

●
for other PSUs, the NEO will receive, to the extent earned based on achievement of specific performance measures, a prorated portion of shares based on the date of retirement at the end of the applicable performance period.

Payments Made Upon Involuntary — Not for Cause Termination

If we terminate a NEO prior to the expiration of his employment agreement (including non-renewal of the NEO’s agreement) for any reason other than for cause, the NEO will generally be entitled to receive “normal severance compensation” or, in the NEO’s sole discretion, “enhanced severance benefits.” Under both severance packages:

●	all outstanding, stock options and SARs that have vested as of the last day of employment will continue to be exercisable for 90 days following the NEO’s last day of employment; and

●	unvested equity awards (SARs, RSUs and PSUs) will generally terminate on the NEO’s last day of employment.

Normal Severance Compensation.  If the NEO elects to receive “normal severance compensation,” he will receive monthly payments equal to the greater of (1) his monthly base salary for the remainder of the employment agreement’s term, or (2) three months of his monthly base salary in addition to any other compensation or benefits applicable to an employee at the NEO’s level, including a lump-sum payment equal to unused, accrued vacation days.

Enhanced Severance Benefits.  If the NEO agrees to execute a written general release of any and all possible claims against us existing at the time of termination, we will provide the employee with “enhanced severance benefits.” Payments provided under this severance arrangement, which are dependent on years of service with our Company, generally include the following:

Component	Less than Three Years of Service	Three or More Years of Service
Base Salary	One year of base salary	Two years of base salary
Short-Term Incentive	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 12 months	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 24 months
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 10% of base salary	Same
Payment in Lieu of Perquisites	Lump-sum payment equal to 10% of base salary	Same
Post-Employment Health Care Coverage
Payment of COBRA premiums for up to 18 months while the NEO is unemployed and not eligible for other group health coverage and payment of the equivalent of such premium for up to an additional six months, should the NEO remain unemployed
Same
Death Benefit	If the NEO dies during the enhanced severance period, a lump-sum death benefit equal to six months of the NEO’s base salary will be paid to the NEO’s beneficiary	Same
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days	Same

Payments Made Upon Death or Disability

Generally, if a NEO dies during the term of his employment agreement, the NEO’s beneficiary will be entitled to receive “normal severance compensation,” as described above. If a NEO becomes permanently disabled during the agreement term, he will generally be entitled to, at the NEO’s option, either “normal severance compensation” or “enhanced severance benefits,” as described above. In the case of either death or disability, with respect to long-term incentive awards:

●	all outstanding stock options and SARs will vest immediately and remain exercisable for the duration of the term;

●
for RSUs, the NEO, or his beneficiary, will receive a prorated payment based upon the portion of the vesting period the NEO actually served as an employee of our Company payable at the time employment ceases;

●	for PSUs granted prior to January 2003, unvested awards will terminate on the NEO’s last day of employment; and

●
for PSUs granted after January 2003, the NEO, or his beneficiary, will receive, to the extent earned based on achievement of specific performance measures, a prorated portion of shares based upon the portion of the performance period the NEO actually served as our employee, payable at the time employment ceases.

Payments Made to Mr. Bluedorn if he Terminates his Employment for “Good Reason,” Upon Involuntary — Not for Cause Termination, or Upon Death or Disability

Except as described below, Mr. Bluedorn will receive similar severance benefits as the other NEOs. Mr. Bluedorn’s employment agreement provides for certain severance benefits in the event he terminates his employment for “good reason.” “Good reason” includes:

●
any change in Mr. Bluedorn’s position, authority, duties, or responsibilities inconsistent with the position of CEO (excluding de minimus changes and an isolated, insubstantial and inadvertent action not taken in bad faith and promptly remedied by us after notice);

●
any failure by us to comply with any of the provisions of Mr. Bluedorn’s employment agreement (excluding an isolated, insubstantial and inadvertent action not taken in bad faith and promptly remedied by us after notice);

●	any requirement for him to be based at any office or location other than our current headquarters in Richardson, Texas;

●	any purported termination by us of Mr. Bluedorn’s employment otherwise than as expressly permitted by his employment agreement; or

●	any failure by our Board to nominate him for election by the stockholders as a director.

Pursuant to his employment agreement, in the event (1) Mr. Bluedorn terminates his employment for “good reason,” (2) we terminate him prior to the expiration of his employment agreement (including non-renewal of his agreement) for any reason other than for cause, or (3) Mr. Bluedorn dies or becomes permanently disabled during the term of his employment agreement, he (or his beneficiary, as applicable) will be entitled to receive “enhanced severance benefits” as described above under “Payments Made Upon Involuntary — Not For Cause Termination,” provided he (or his personal representative, as applicable) agrees to execute a written general release of any and all possible claims against us existing at the time of termination.

In the case of either death or permanent disability, Mr. Bluedorn’s long-term incentive awards will vest, remain exercisable and be paid or distributed as described above under “Payments Made Upon Death or Disability.”

Payments Made Upon a Change in Control

Definition of Change in Control

A CIC generally includes the occurrence of any of the following events:

●	an acquisition by a third party of 35% or more of our voting stock;

●	a change in a majority of Board members without majority Board approval;

●	stockholder approval of a merger, consolidation or reorganization;

●	stockholder approval of the liquidation or dissolution of our Company; or

●	stockholder approval of the sale of substantially all corporate assets.

Definition of Good Reason

“Good reason,” under each CIC agreement, includes:

●	any change in the NEO’s position, authority, duties, or responsibilities (excluding de minimus changes);

●	any failure by us to comply with the NEO’s CIC agreement, including without limitation the provision regarding compensation and benefits;

●	a required relocation to any office or location not within 35 miles of the NEO’s current office or location;

●	any failure by any successor to adopt and comply with the NEO’s CIC agreement; or

●	any failure to reelect to the Board any NEO serving as a member of the Board.

CIC Benefits

If a NEO’s employment is terminated by us without cause or by the NEO for “good reason” either (i) within two years following a CIC, or (ii) within six months prior to a CIC, we will provide the NEO with the following CIC benefits:

Component	CIC Benefit
Base Salary Severance	Lump-sum payment equal to three times the NEO’s annual base salary
Prorated Bonus	Lump-sum payment equal to the NEO’s target bonus, prorated based on the last day of employment
Bonus Severance	Lump-sum payment equal to three times the NEO’s target bonus
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 15% of current base salary
Payment in Lieu of Perquisites	Lump-sum payment equal to 45% of current base salary
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 36 months while the NEO is unemployed and not eligible for other group health coverage
Supplemental Retirement Plan and Profit Sharing Restoration Plan	Three years added to each of the service and age criteria
280G Tax Gross-up	If CIC payments are subject to the excise tax imposed by Section 4999 of the Code, an additional “gross-up payment”
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days

Upon a CIC, all outstanding stock options, SARs, RSUs and PSUs held by the NEO will immediately vest and become exercisable, with applicable performance measures for outstanding PSUs deemed to have been satisfied at the highest possible level (200% of target). Further, outstanding stock options and SARs may be exercised by the NEO up to 90 days after a NEO’s termination within one year following a CIC.

Tables Illustrating Potential Payments Upon Termination or Change in Control

The following tables provide information regarding the benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our Company under specified circumstances, including a CIC. Except as otherwise noted, the amounts shown (1) are estimates only and (2) assume that (A) termination was effective as of December 31, 2011, (B) in the case of disability, the NEO elects to receive “enhanced severance benefits,” (C) in the case of retirement, the NEO is eligible for retirement and (D) in the case of change in control, the NEO terminates for “good reason” or is involuntarily terminated without cause.

Todd M. Bluedorn

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance (1)	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$232,500	$1,860,000	$1,860,000	$1,860,000	$0	$2,790,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1,162,500
Bonus	0	0	0	2,777,065	2,777,065	2,777,065	0	3,487,500
Payment in Lieu of Outplacement Services	0	0	0	93,000	93,000	93,000	0	139,500
Payment in Lieu of Perquisites	0	0	0	93,000	93,000	93,000	0	418,500
Post-Employment Health Care Coverage	0	0	0	29,990	17,553	29,990	0	59,021
Long-Term Equity Accelerated Vesting(2)	0	2,481,852	0	0	2,481,852	2,481,852	0	12,612,814
Incremental Payment Under Supplemental Retirement Plan & Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	1,311,511
280G Tax Gross-up	0	0	0	0	0	0	0	7,882,906
Unused, Accrued Vacation(3)	89,423	89,423	89,423	89,423	89,423	89,423	89,423	89,423
TOTAL	$89,423	$2,571,275	$321,923	$4,942,479	$7,411,894	$7,424,331	$89,423	$29,953,675

(1)	The amounts shown reflect the same severance benefits that would be provided to Mr. Bluedorn if he terminated employment with our Company for “good reason” under his employment agreement.

(2)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 30, 2011, which was $33.75.

(3)
The amounts shown represent a lump-sum payment for five weeks of vacation in 2011 (assuming the NEO did not take any vacation days in 2011). Actual payouts may vary depending on the specific circumstances.

Robert W. Hau

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$113,750	$910,000	$113,750	$910,000	$0	$1,365,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	318,500
Bonus	0	0	0	626,730	0	626,730	0	955,500
Payment in Lieu of Outplacement Services	0	0	0	45,500	0	45,500	0	68,250
Payment in Lieu of Perquisites	0	0	0	45,500	0	45,500	0	204,750
Post-Employment Health Care Coverage	0	0	0	30,302	0	0	0	51,867
Long-Term Equity Accelerated Vesting(1)	0	845,894	0	0	845,894	845,894	0	3,286,710
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	593,448
280G Tax Gross-up	0	0	0	0	0	0	0	2,404,036
Unused, Accrued Vacation(2)	43,750	43,750	43,750	43,750	43,750	43,750	43,750	43,750
TOTAL	$43,750	$889,644	$157,500	$1,701,782	$1,003,394	$2,517,374	$43,750	$9,291,811

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 30, 2011, which was $33.75.

(2)
The amounts shown represent a lump-sum payment for five weeks of vacation in 2011 (assuming the NEO did not take any vacation days in 2011). Actual payouts may vary depending on the specific circumstances.

Harry J. Bizios

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$96,750	$774,000	$96,750	$774,000	$0	$1,161,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	270,900
Bonus	0	0	0	672,831	0	672,831	0	812,700
Payment in Lieu of Outplacement Services	0	0	0	38,700	0	38,700	0	58,050
Payment in Lieu of Perquisites	0	0	0	38,700	0	38,700	0	174,150
Post-Employment Health Care Coverage	0	0	0	17,290	0	0	0	31,147
Long-Term Equity Accelerated Vesting(1)	0	594,322	0	0	594,322	594,322	0	2,797,841
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	0
280G Tax Gross-up	0	0	0	0	0	0	0	0
Unused, Accrued Vacation(2)	37,212	37,212	37,212	37,212	37,212	37,212	37,212	37,212
TOTAL	$37,212	$631,533	$133,962	$1,578,733	$728,283	$2,155,764	$37,212	$5,343,000

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 30, 2011, which was $33.75.

(2)
The amounts shown represent a lump-sum payment for five weeks of vacation in 2011 (assuming the NEO did not take any vacation days in 2011). Actual payouts may vary depending on the specific circumstances.

David W. Moon

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$92,500	$740,000	$92,500	$740,000	$0	$1,110,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	259,000
Bonus	0	0	0	639,518	0	639,518	0	777,000
Payment in Lieu of Outplacement Services	0	0	0	37,000	0	37,000	0	55,500
Payment in Lieu of Perquisites	0	0	0	37,000	0	37,000	0	166,500
Post-Employment Health Care Coverage	0	0	0	32,744	0	0	0	96,496
Long-Term Equity Accelerated Vesting(1)	0	594,322	0	0	594,322	594,322	0	3,021,030
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	487,981
280G Tax Gross-up	0	0	0	0	0	0	0	1,805,414
Unused, Accrued Vacation(2)	35,577	35,577	35,577	35,577	35,577	35,577	35,577	35,577
TOTAL	$35,577	$629,898	$128,077	$1,521,839	$722,398	$2,083,416	$35,577	$7,814,497

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 30, 2011, which was $33.75.

(2)
The amounts shown represent a lump-sum payment for five weeks of vacation in 2011 (assuming the NEO did not take any vacation days in 2011). Actual payouts may vary depending on the specific circumstances.

Daniel M. Sessa

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$101,250	$810,000	$101,250	$810,000	$0	$1,215,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	283,500
Bonus	0	0	0	743,800	0	743,800	0	850,500
Payment in Lieu of Outplacement Services	0	0	0	40,500	0	40,500	0	60,750
Payment in Lieu of Perquisites	0	0	0	40,500	0	40,500	0	182,250
Post-Employment Health Care Coverage	0	0	0	30,302	0	0	0	51,574
Long-Term Equity Accelerated Vesting(1)	0	594,322	0	0	594,322	594,322	0	2,946,173
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	433,026
280G Tax Gross-up	0	0	0	0	0	0	0	2,158,582
Unused, Accrued Vacation(2)	38,942	38,942	38,942	38,942	38,942	38,942	38,942	38,942
TOTAL	$38,942	$633,264	$140,192	$1,704,045	$734,514	$2,268,064	$38,942	$8,220,297

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 30, 2011, which was $33.75.

(2)
The amounts shown represent a lump-sum payment for five weeks of vacation in 2011 (assuming the NEO did not take any vacation days in 2011). Actual payouts may vary depending on the specific circumstances.

DIRECTOR COMPENSATION

We use a combination of cash, stock and long-term equity awards to compensate members of our Board. Directors who are also employees of our Company do not receive any additional compensation for serving on our Board.

2011 Annual Retainer

In 2011, we provided the following retainers to our Board:

	Board Retainer	Committee Chair Retainer
Non-Employee Directors, Other than the Chairman of the Board:	$90,000, with up to $70,000 payable in cash and the remainder payable in Company common stock	● Audit: $15,000 ● Compensation and Human Resources: $10,000 ● Board Governance: $10,000 ● Public Policy Committee: $6,000
Chairman of the Board:	$180,000, with up to $140,000 payable in cash and the remainder payable in Company common stock	● $25,000 flat fee

The Board approved additional compensation for the independent Chairman of the Board because of the leadership responsibilities he has assumed in his role, such as attending Board committee meetings and presiding over executive session meetings. We also reimburse all non-employee directors for their reasonable expenses incurred in connection with attendance at Board or Board committee meetings. We pay directors’ fees on a quarterly basis.

In March 2012, the Board elected Mr. Bluedorn, our CEO, to the role of Chairman of the Board, to be effective as of the conclusion of our 2012 Annual Meeting.  Our current Chairman of the Board, Richard L. Thompson, will assume the role of Lead Director at that time.  See “Corporate Governance — Board Meetings and Leadership Structure” for further discussion of this topic.  In connection with this change, the Board eliminated separate fees for the Chairman of the Board going forward, and implemented an annual Lead Director cash fee of $20,000.

Non-Employee Directors’ Compensation and Deferral Plan

Under the Non-Employee Directors’ Compensation and Deferral Plan, non-employee directors may receive all or a portion of their annual retainer for service on the Board in the form of Company common stock. The cash deferral component of the plan is frozen.

Long-Term Incentive Compensation

Non-employee directors receive 100% of their long-term incentive in the form of RSUs under the LII Incentive Plan. In 2011, we awarded each non-employee director, other than Mr. Byrne, Dr. Storey, and the Chairman of the Board, 2,990 RSUs. We awarded the Chairman of the Board 5,980 RSUs in 2011. Mr. Byrne and Dr. Storey both left the Board in 2011, and as a result did not receive an RSU grant in 2011. Generally, the RSUs vest three years following the date of grant provided that the director remains on our Board throughout the vesting period.

Retirement and Health and Welfare Plans

We provide a frozen Directors’ Retirement Plan for non-employee directors who were active Board members prior to 1998 and allow such directors to participate in our health care programs under the same terms and provisions that we provide to our employees. The frozen Directors’ Retirement Plan provides for partial continuation of the cash component of the director’s annual retainer at the time of retirement for life. During 2011, Mr. Byrne (who retired as a director effective May 12, 2011), Mr. Major, and Mr. Thompson were the only active Board members eligible for this plan.  Mr. Major is the only active Board member who participates in our health care program.

Perquisites and Other Compensation

We allow our non-employee directors to participate in our employee rebate program, which provides rebates on eligible residential heating and air conditioning equipment, hearth products, accessories, and supplies.

Stock Ownership Guidelines

Pursuant to our Corporate Governance Guidelines, all directors are required to own shares of our common stock having a value of at least:

●	three times their annual retainer by the later of January 1, 2013 or three years after their election; and

●	four times their annual retainer by the later of January 1, 2015 or five years after their election.

●	All non-employee directors currently meet our stock ownership guidelines, except Mr. Teske who joined the Board in July 2011.

Fiscal 2011 Director Compensation

The following table provides information regarding compensation earned in 2011 by each non-employee member of our Board in 2011 and reflects the voluntary fee reduction during the fourth quarter of 10% of the quarterly cash retainer.

Name	Fees Earned ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard L. Thompson	201,500	191,577	13,185	0	406,262
James J. Byrne	50,000	275,182	0	0	325,182
Janet K. Cooper	88,250	95,789	0	0	184,039
C.L. (Jerry) Henry	93,250	95,789	0	0	189,039
John E. Major	93,250	95,789	18,095	0	207,134
John W. Norris, III	94,250	95,789	0	0	190,039
Paul W. Schmidt	103,250	95,789	0	0	199,039
Terry D. Stinson	93,250	95,789	0	0	189,039
Jeffrey D. Storey, M.D.	67,500	203,908	0	0	271,408
Gregory T. Swienton	88,137	95,789	0	0	183,926
Todd J. Teske	43,250	95,789	0	0	139,039

(1)	The table below identifies the allocation between cash and stock of the fees earned in 2011 by each non-employee director:

Name	Paid in Stock	Paid in Cash
Richard L. Thompson	$69,904	$131,596
James J. Byrne	14,961	35,039
Janet K. Cooper	19,962	68,288
C.L. (Jerry) Henry	19,962	73,288
John E. Major	19,962	73,288
John W. Norris, III	19,962	74,288
Paul W. Schmidt	34,952	68,298
Terry D. Stinson	88,137	5,113
Jeffrey D. Storey, M.D.	37,429	30,071
Gregory T. Swienton	88,137	0
Todd J. Teske	9,971	33,279

(2)
For Mr. Byrne and Dr. Storey, the amounts represent the incremental expense associated with the vesting of outstanding RSUs upon their departure from the Board on May 12, 2011 and July 19, 2011, respectively. For the other non-employee directors, the amounts shown represent the grant date fair value (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) in accordance with FASB ASC Topic 718, in connection with RSUs granted under the LII Incentive Plan.The grant date fair value of RSUs granted to non-employee directors in 2011, calculated in accordance with FASB ASC Topic 718, is as follows:

	Grant Date	RSUs Granted in 2011 (#)	Grant Date Fair Value Per Share ($)(a)	Grant Date Fair Value ($)
Chairman of the Board	December 9, 2011	5,980	32.0363	191,577
All Other Non-Employee Directors	December 9, 2011	2,990	32.0363	95,789

(a)	$32.0363 is the dividend discounted value, based on a dividend rate of 2.3%, of the average of the high and low NYSE trading prices of our common stock on the date of the grant, which was $34.32.

(3)	The amounts shown represent the change in the present value of accumulated pension benefits that accrued during 2011 under our Directors’ Retirement Plan, based on a 4.59% discount rate.

(4)	The aggregate value of all perquisites provided for each non-employee director was less than $10,000 for 2011.

The following table provides information regarding the aggregate number of outstanding RSUs, stock options and SARs held by each non-employee director as of December 31, 2011. RSUs generally vest on the third anniversary of the date of grant and all stock options and SARs are now fully vested. Stock options and SARs expire seven years from the date of grant.

Name	Aggregate RSUs Outstanding as of December 31, 2011 (# of shares)	Aggregate Options/SARs Outstanding as of December 31, 2011 (# of shares)
Richard L. Thompson	15,175	17,049
James J. Byrne	0	9,798
Janet K. Cooper	7,587	9,798
C.L. (Jerry) Henry	7,587	9,798
John E. Major	7,587	9,798
John W. Norris, III	7,587	9,798
Paul W. Schmidt	7,587	9,798
Terry D. Stinson	7,587	9,798
Jeffrey D. Storey, M.D.	0	4,706
Gregory T. Swienton	5,046	0
Todd J. Teske	2,990	0

PROPOSAL 4:
APPROVAL OF THE LENNOX INTERNATIONAL INC.
2012 EMPLOYEE STOCK PURCHASE PLAN

General

We are requesting that our stockholders approve the Lennox International Inc. 2012 Employee Stock Purchase Plan (the “2012 Employee Stock Purchase Plan”), which was adopted by the board of directors on March 9, 2012, subject to stockholder approval at the Annual Meeting scheduled for May 10, 2012.

The purpose of this plan is to encourage the accumulation of our common stock by our employees by offering them the opportunity to purchase stock at a discount. The Committee and the board of directors believe that the approval of the 2012 Employee Stock Purchase Plan will help: (1) attract and retain key personnel to the Company, (2) focus employees on the achievement of Company goals and (3) align the interests of the Company’s employees with those of its stockholders. Based on all of these considerations, the board of directors adopted this plan in March 2012, subject to stockholder approval. The board recommends that our stockholders approve the 2012 Employee Stock Purchase Plan. A copy of the 2012 Employee Stock Purchase Plan is attached as Annex A to this Proxy Statement.

Description of the 2012 Employee Stock Purchase Plan

If the 2012 Employee Stock Purchase Plan is approved by the Company’s stockholders, eligible employees will be able to purchase shares of common stock of the Company under the 2012 Employee Stock Purchase Plan at the end of three month offering periods. The purchase price for such shares of common stock may not be less than 95% of the fair market value of the stock on the last day of the offering period. The Company anticipates that the first offering period will commence on July 2, 2012 and end on September 28, 2012. There will be 2,500,000 shares of common stock reserved for issuance under the 2012 Employee Stock Purchase Plan, which has a term of 10 years from the date of its approval by the Company’s stockholders.  Shares may be authorized but issued, authorized but unissued, treasury shares or shares purchased on the open market. If shares are acquired pursuant to an open market transaction, this acquisition will be made at the market price prevailing on the New York Stock Exchange. Upon approval of the 2012 Employee Stock Purchase Plan, the 59,502 remaining shares under the 1999 Employee Stock Purchase Plan will no longer be available for issuance.  On March 19, 2012, the closing price of a share of common stock was $41.69 per share.

The Employee Stock Purchase Plan provides that eligible employees may accumulate after-tax contributions through payroll deductions over an offering period in order to purchase common stock at the end of the period. The accumulated contributions for an offering will be automatically applied at the end of offering period to purchase as many whole shares of common stock as feasible, and the unused balance shall be carried over to the next offering.

The rate of an eligible employee’s payroll deduction must be established before the offering, and the Company reserves the right to establish a minimum and maximum rate applicable to all eligible employees. An eligible employee’s payroll deduction authorization for one offering will apply to successive offerings unless the eligible employee changes such authorization. An  eligible employee may change his or her rate of payroll deductions prior to the commencement of an offering period and may suspend payroll deductions or withdraw from an offering 35 days prior to the purchase date. Upon withdrawal from any offering, the eligible employee’s accumulated savings for such offering shall be returned, without interest, to the eligible employee.

Except as set forth below, all employees of our Company, and any participating subsidiaries designated by our board of directors (other than executive officers of the Company who are not eligible to participate), whose customary employment is a minimum of 20 hours per week are eligible to participate in the 2012 Employee Stock Purchase Plan. Any individual whose employment with the Company and our subsidiaries terminates for any reason before the end of an offering will become ineligible to purchase common stock under the 2012 Employee Stock Purchase Plan and amounts deposited under the 2012 Employee Stock Purchase Plan will be returned to the employee.  A highly compensated employee (within the meaning of Section 414(q) of the Code) who is an “officer” (as such term is defined in Section 16a-1(f) of the Securities Exchange Act of 1934) of the Company may not be an eligible employee.

In no event may a participant purchase shares of our common stock or other securities under the 2012 Employee Stock Purchase Plan or other plans qualifying under Section 423 of the Code sponsored by the Company and its related corporations at a fair market value that exceeds $25,000 in fair market value of the common stock or other securities (determined on the first day of any offering period) with respect to any calendar year.  Additionally, the maximum number of shares of common stock that can be purchased by any participant during any offering period cannot exceed 2,000 shares.

The 2012 Employee Stock Purchase Plan is intended to comply with Section 423 of the Code for participants located in the United States, which may provide such participants with certain tax benefits upon their subsequent sale or other disposition of the shares of common stock that they purchase under the 2012 Employee Stock Purchase Plan. The 2012 Employee Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The Committee will administer the 2012 Employee Stock Purchase Plan, unless the board of directors designates another committee. The Committee may adopt terms of the 2012 Employee Stock Purchase Plan (and take such actions) that are necessary or advisable to facilitate participation in the 2012 Employee Stock Purchase Plan by employees of foreign subsidiaries; provided, however, that no such terms or actions may result in a violation of the United States laws applicable to the Company, including, without limitation, the Securities Exchange Act of 1934, or cause the 2012 Employee Stock Purchase Plan to fail to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code for participants located in the United States.

The board of directors may amend or terminate the 2012 Employee Stock Purchase Plan at any time; provided, however, that no increase in the number of shares of common stock reserved for issuance under the 2012 Employee Stock Purchase Plan may be made without stockholder approval.

Because benefits under the 2012 Employee Stock Purchase Plan will depend on elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received if the 2012 Employee Stock Purchase Plan is approved by the stockholders.

U.S. Federal Income Tax Consequences Relating to the 2012 Employee Stock Purchase Plan

The following discussion is a summary of the general U.S. federal income tax rules applicable to the 2012 Employee Stock Purchase Plan, as currently in effect. This is not a complete summary of the applicable federal tax rules, and does not address any non-U.S., state or local tax consequences.  Employees should consult their own tax advisors to discuss the tax implications of participating in the Plan since a taxpayer’s particular tax situation may alter the tax result described below.

The 2012 Employee Stock Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under those provisions, no income will be taxable to a participant at the time of grant of the option or the purchase of shares. A participant may, however, become liable for tax upon the disposition of shares acquired under the 2012 Employee Stock Purchase Plan (or if he or she dies holding such shares).  In these cases, the tax consequences will depend on how long a participant has held the shares prior to disposition.

If the shares are disposed of at least one year after the shares were purchased under the 2012 Employee Stock Purchase Plan and at least 2 years after the first day of the offering period to which the shares relate (or if the participant dies while holding the shares), the participant (or in the case of the participant’s death, the participant’s estate) will recognize ordinary income in the year of disposition in an amount equal to the lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the option price), or (b) the excess of the fair market value of the shares at the time the option was granted (the first day of the offering period) over the purchase price (i.e. 5% of the FMV of the shares on such date). Any additional gain will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the purchase price, the participant will have a long-term capital loss equal to the difference. No deduction will be allowed to the Company.

If the shares are sold or disposed of (including by way of gift) before the expiration of the applicable holding periods discussed above, the participant will generally recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the fair market value of the shares on the purchase date over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.  The Company will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the employee.

Registration with the SEC

We intend to file a registration statement on Form S-8 relating to the issuance of common stock under the 2012 Employee Stock Purchase Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable if the 2012 Employee Stock Purchase Plan is approved by our stockholders.

EQUITY COMPENSATION PLAN INFORMATION

We currently administer two equity compensation plans: the LII Incentive Plan and the Non-Employee Directors’ Compensation and Deferral Plan. The following table provides information as of December 31, 2011 regarding shares of our common stock that may be issued under these equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders	4,193,058	$34.83	3,628,827
Equity compensation plans not approved by security holders	—	—	—
Total	4,193,058	$34.83	3,628,827

(1)	Includes the following:

●	No stock options remain outstanding under the LII Incentive Plan;

●	2,917,746 stock appreciation rights granted under the LII Incentive Plan, which, upon exercise, will be net-settled in shares of our common stock;

●	623,670 shares of common stock to be issued upon the vesting of restricted stock units outstanding under the LII Incentive Plan; and

●
651,642 performance share units granted under the LII Incentive Plan, which, for performance share units granted after 2003, includes the number of shares of our common stock that will be issued assuming we meet the target performance goals for the applicable three-year performance period and, for performance share units granted prior to 2003, includes the number of shares of our common stock that will be issued at the end of the applicable ten-year vesting period.

The following table illustrates the number of shares of our common stock that may be issued pursuant to outstanding performance share units and the number of shares that may be available for future issuance under our equity compensation plans if our performance falls below or exceeds our target performance goals:

	Performance Level
	Below Threshold	Threshold	Target	Maximum
Shares to be Issued Pursuant to Outstanding Performance Share Units	12,115	331,879	651,642	1,291,169
Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans	4,268,354	3,948,590	3,628,827	2,989,300

(2)	Excludes performance share unit and restricted stock unit awards because such awards have no exercise price.

(3)
Assuming, with respect to outstanding performance share units, we meet target performance goals for the applicable three-year performance period, includes 3,303,350 shares of common stock available for issuance under the LII Incentive Plan, of which 2,508,751 shares are available for awards to employees and independent contractors and 794,599 shares are available for awards to non-employee directors; 265,975 shares of common stock available for issuance under the Non-Employee Directors’ Compensation and Deferral Plan, and 59,502 shares of common stock reserved for issuance under the 1999 Employee Stock Purchase Plan, which is no longer active.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All related party transactions must be approved in accordance with the written Related Party Transactions Policy adopted by our Board. A related party transaction is a transaction or relationship since the beginning of the Company’s last fiscal year in which (i) the total amount involved will or may be expected to exceed $120,000, (ii) the Company or any of its subsidiaries is a participant, and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of an equity interest in another entity). A related party is any person who is or was since the beginning of the previous fiscal year an executive officer, director or nominee for election as a director; a stockholder owning more than 5% of the Company’s voting securities; or an immediate family member of any of these persons.

Our Board has considered certain limited types of transactions with related persons that meet specified criteria and determined that each of them is deemed to be pre-approved under the terms of the Related Party Transaction Policy. These include (i) transactions with companies and charitable contributions to organizations at which a related party’s only relationship is as an employee (other than an executive officer), if the amount of the transaction or contribution does not exceed the greater of $1,000,000 or 1% of that company’s total annual revenue; (ii) transactions involving competitive bids, (iii) regulated transactions; and (iv) certain routine banking services.

Our Audit Committee is generally responsible for approving all related party transactions, which must be on terms that are fair to our Company and comparable to those that could be obtained in arm’s length dealings with an unrelated third party. In the event a related party transaction involves one or more members of the Audit Committee, the transaction must be approved by an ad hoc committee appointed by the Board and composed entirely of independent and disinterested directors.  There were no transactions with related persons in 2011 that require disclosure pursuant to Item 404(a) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

During 2011, no member of the Compensation and Human Resources Committee was an officer or employee of our Company or any of our subsidiaries. In addition, none of our executive officers served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our Board or on our Compensation and Human Resources Committee.

OWNERSHIP OF COMMON STOCK

The following table provides information regarding the beneficial ownership of our common stock as of February 8, 2012 (unless otherwise noted) by (i) each person known to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of our NEOs, and (iv) all directors and executive officers as a group.

For purposes of this table, “beneficial ownership” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) takes into account shares as to which the individual has or shares voting or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options or SARs, or the vesting of RSUs) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. As a result, the numbers below may differ from the numbers reported in forms filed pursuant to Section 16 (e.g., Forms 4).

To our knowledge and unless otherwise indicated, each stockholder listed below has sole voting and investment power over the shares listed as beneficially owned by such stockholder. Percentage of ownership is based on 50,857,904 shares of common stock outstanding as of February 8, 2012.  Number of shares held by beneficial owners of more than 5% of our common stock are as of the date of the applicable SEC filing made by those owners (unless otherwise noted), however, percentages have been recalculated based on shares outstanding as of February 8, 2012.

Name of Beneficial Owner	Common Stock Held (#)	Common Stock that may be Acquired Within 60 Days(#)	Total Shares Beneficially Held(#)	Percent of Class(%)
5% Stockholders
Wellington Management Company, LLP (1)	5,613,909	0	5,613,909	11.04%
FMR LLC (2)	3,995,409	0	3,995,409	7.86%
John W. Norris, Jr. (3)	3,181,613	0	3,181,613	6.26%
BlackRock, Inc. (4)	2,717,576	0	2,717,576	5.34%
Directors and Executive Officers
Harry J. Bizios	50,133	82,969	133,102	*
Todd M. Bluedorn	91,008	292,238	383,246	*
Janet Cooper (5)	25,420	4,706	30,126	*
Robert J. Hau	—	14,102	14,102	*
C. L. (Jerry) Henry	31,589	9,798	41,387	*
John E. Major (6)	36,540	9,798	46,338	*
David W. Moon	47,637	80,234	127,871	*
John W. Norris, III (7)	346,329	9,798	356,127	*
Paul W. Schmidt (8)	17,779	9,798	27,577	*
Daniel M. Sessa	25,299	60,455	85,754	*
Terry D. Stinson	24,531	9,798	34,329	*
Gregory T. Swienton	2,593	—	2,593	*
Todd J. Teske	341	—	341	*
Richard L. Thompson (9)	208,372	17,049	225,421	*
All executive officers and directors as a group (22 persons)	996,745	795,871	1,792,616	3.46%

*      Less than 1% of outstanding common stock

(1)
As reported by Wellington Management Company, LLP, on Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012. Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210, reported shared voting power with respect to 3,964,008 shares and shared dispositive power with respect to 5,613,909 shares.

(2)
As reported by FMR LLC, 82 Devonshire Street, Boston, MA 02109, on Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012. FMR LLC reported sole dispositive power with respect to all of these shares and sole power to vote 836,444 of these shares.

(3)
As reported by Mr. Norris, Jr. on Schedule 13D filed with the Securities and Exchange Commission on August 12, 1999, and as updated with information provided by Mr. Norris, Jr. to the Company on March 8, 2012, includes (a) 321,750 shares held by the John W. Norris, Jr. Trust A, for which Mr. Norris, Jr. is a co-trustee (Mr. Norris, Jr. disclaims beneficial ownership of such shares); (b) 2,545,105 shares held by the Norris Family Limited Partnership, of which Mr. Norris, Jr. is General Partner; (c) 214,758 shares held by the Norris Living Trust; and (d) 100,000 shares held by The Cabin Foundation, of which Mr. Norris, Jr. serves as President. Mr. Norris, Jr.’s address is 3831 Turtle Creek Blvd., Dallas, Texas 75219.

(4)
As reported by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, on Schedule 13G filed with the Securities and Exchange Commission on February 20, 2012. BlackRock, Inc. reported sole dispositive and sole voting power with respect to all of these shares.

(5)	Includes (a) 5,347 shares held by a minor son and (b) 5,347 shares held by another minor son.

(6)
Includes (a) 11,069 shares held by the John Major Children’s Trust dated 12/15/96 FBO John Blackston Major and (b) 12,068 shares held by the John Major Children’s Trust dated 12/15/96 FBO Barbara Marie Major. Mr. Major disclaims beneficial ownership of these shares.

(7)
Includes (a) 12,225 shares held by the W.H. Norris Trust, 12,225 shares held by the B.W. Norris Trust and 11,301 shares held by the L.C. Norris Trust, for each of which Mr. Norris is a trustee; (b) 15,823 shares held by spouse, Catherine Norris, of which Mr. Norris disclaims beneficial ownership; and (c) 26,694 shares held by Mr. Norris’s minor children.

(8)	Includes 17,779 shares held by the Mary T. Schmidt Trust U/A/D 10-9-85 of which Mr. Schmidt is a co-trustee and a beneficiary.

(9)	Includes 208,372 shares held by the R&B Thompson 2005 Family Trust, of which Mr. Thompson is a co-trustee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to timely file with the SEC and the NYSE initial reports of ownership and reports of changes in their ownership of our common stock. SEC regulations require our directors, executive officers and greater than 10% stockholders to furnish us with copies of these reports. Based solely upon a review of such reports and related information furnished to us, we believe that, during the 2011 fiscal year, all reportable transactions were timely made in accordance with the Section 16(a) filing requirements.

To our knowledge, based solely on a review of the reports we filed on behalf of our directors and executive officers, written representations from these persons that no other reports were required and all Section 16(a) reports provided to us, we believe that during fiscal 2011 our directors, executive officers and holders of more than 10% of our common stock filed the required reports on a timely basis under Section 16(a).

OTHER INFORMATION

Proxy Solicitation

We will pay for the cost of this proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, email or in person. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. We have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of $12,000 plus reimbursement of expenses. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners of our common stock. Upon request, we will reimburse the brokerage houses and custodians for their reasonable expenses in so doing.

Multiple Stockholders Sharing the Same Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of our Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Proxy Cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

If you participate in householding and wish to receive a separate copy of these documents, please contact our Investor Relations department as indicated above.

Form 10-K

Our Annual Report on Form 10-K (excluding exhibits) is a part of our 2011 Annual Report to Stockholders, which is being sent with this Proxy Statement. If you are entitled to vote at the Annual Meeting of Stockholders, you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the financial statements required to be filed with the SEC, without charge, by contacting our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

Stockholder Proposals for the 2013 Annual Meeting of Stockholders

Proposals for Inclusion in the Proxy Statement

If you wish to submit a proposal for possible inclusion in our 2013 Proxy Statement, we must receive your notice, in accordance with the rules of the SEC, on or before November 26, 2012. The proposal should be sent in writing to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary.

Proposals to be Offered at the 2013 Annual Meeting

If you wish to introduce a proposal at the 2013 Annual Meeting of Stockholders but do not intend for your proposal to be considered for inclusion in our 2013 proxy materials, our Bylaws, as permitted by the rules of the SEC, require that you follow certain procedures. Specifically, you must give written notice to our Corporate Secretary of your intention to introduce a proposal. We must receive such notice at least 60 days but no more than 90 days prior to the 2013 Annual Meeting of Stockholders, or if we give less than 70 days’ notice of the 2013 Annual Meeting of Stockholders date, the notice must be received within 10 days following the date on which notice of the date of the 2013 Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders, we must receive notice of your intention to introduce a proposal within 10 days following the date on which notice of such meeting is first given to stockholders. Pursuant to our Bylaws, a stockholder’s notice must include certain information regarding the proposal and the stockholder making the proposal. Depending on the nature of the proposal, additional information may be required (see “Corporate Governance — Stockholder Nominations for Director”).

By Order of the Board of Directors,

/s/ John D. Torres
John D. Torres
Corporate Secretary

Richardson, Texas
March 30, 2012

Annex A

LENNOX INTERNATIONAL INC.
2012 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE.

This Employee Stock Purchase Plan (the “Plan”) is intended to advance the interests of Lennox International Inc., a Delaware corporation (the “Company”) and its stockholders by allowing employees of the Company and those subsidiaries of the Company that participate in the Plan the opportunity to purchase shares of the Company’s common stock, par value $.01 per share (“Common Stock”).  It is intended that the Plan will constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

SECTION 2.  ADMINISTRATION.

The Plan will be administered by the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of the Company (the “Board”).  The majority of the Committee will constitute a quorum, and the Committee may act by a majority of its members present at any meeting at which a quorum is present or by all members acting unanimously by written consent.

The Committee’s interpretation and construction of the Plan or of any subscription to purchase shares of Common Stock under it will be final.  The Committee, in its discretion, may establish any policies or procedures that are relevant to the operation and administration of the Plan and may adopt rules for the administration of the Plan.  Each subsidiary (as defined below) of the Company is eligible to participate in the Plan if so designated by the Committee.  The Committee will, from time to time, designate the subsidiaries of the Company whose employees will be eligible to participate in the Plan.  The Committee may also remove subsidiaries as eligible to participate in the Plan.  No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any subscription to purchase shares under it.  For purposes of this Plan, the term “subsidiary” means any corporation in which the Company directly or indirectly owns or controls more than 50 percent of the total combined voting power of all classes of stock issued by the corporation.

SECTION 3.  DEFINITIONS.

For purposes of the Plan:

(a)           The term “Effective Date” has the meaning given in Section 9 of the Plan.

(b)           The term “Eligible Employee” means each person who is an employee of the Company or of a participating subsidiary of the Company whose customary employment is a minimum of 20 hours per week.  A highly compensated employee (within the meaning of Section 414(q) of the Code) who is an “officer” (as such term is defined in Section 16a-1(f) of the Securities Exchange Act of 1934) of the Company may not be an Eligible Employee.

(c)           The term “Participant” means an Eligible Employee who has a Subscription and Authorization Form (as defined below) in effect.

(d)           The term “Plan Administrator” means a brokerage firm selected by the Company to maintain the Stock Accounts and perform such other administrative duties relating to the Plan as the Company may deem advisable and are permitted by applicable law.

(e)           The term “Purchase Date” means the last business day of the fiscal quarter in which the related Subscription Date occurs.

(f)            The term “Stock Account” means an account or participant trust maintained by a brokerage firm selected by the Company with respect to each Participant as contemplated by Section 6(g) below.

(g)           The term “Subscription Date” means the first business day of each fiscal quarter of the Company while the Plan is effective.  The first Subscription Date under the Plan will be July 2, 2012, or the first business day of a subsequent quarter, as determined by the Committee.

SECTION 4.  PARTICIPATION.

An Eligible Employee may subscribe to purchase shares of Common Stock under the terms of the Plan and will evidence his or her agreement to subscribe for shares by completing a written agreement (the “Subscription and Authorization Form”) provided by the Committee and filing it as directed by the Committee.  Subject to the provisions of Section 6(b), a Subscription and Authorization Form will take effect on the first Subscription Date that is within a reasonable time after it has been filed with the Committee, but in no event later than the first Subscription Date which is at least 30 days after the date on which the Eligible Employee files the Subscription and Authorization Form.  Notwithstanding the foregoing, if immediately after a Subscription Date a Participant owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company, that Participant may not subscribe to purchase shares on the immediately following Purchase Date.  For purposes of this paragraph, stock ownership of an individual will be determined under the rules of Section 424(d) of the Code.  In the Subscription and Authorization Form, an Eligible Employee will designate any whole percentage to be withheld from such Eligible Employee’s compensation (as defined below) for each payment remitted by the Company to the Eligible Employee and used to purchase shares of Common Stock on the next Purchase Date, subject to the provisions of Section 6(d) and the following limitations: (a) the whole percentage designated by such Eligible Employee cannot be less than 1 percent of his or her compensation and cannot exceed 20 percent of his or her compensation; (b) the maximum number of shares of Common Stock that can be purchased by any one Participant on any Purchase Date cannot exceed 2,000 shares of Common Stock; and (c) the Committee may establish from time to time minimum payroll deductions.  For purposes of converting the payroll deductions of Canadian participants, the US$/CAD exchange rate used for the purpose of such calculations shall be the rate published in The Wall Street Journal on the date of purchase.  For purposes of this Plan, the term “compensation” means base salary and sales commissions (prior to any reductions in either).

SECTION 5.  COMMON STOCK.

The stock purchased under the Plan will be Treasury shares, shares purchased on the open market, shares of original issuance or a combination of the foregoing.  Subject to the provisions of Section 6(h), purchases under the Plan cannot exceed 2,500,000 shares in the aggregate of Common Stock.  If the dollar amount of shares of Common Stock subscribed for in any quarter exceeds the number of shares of Common Stock available to be purchased under the Plan, the shares of Common Stock available to be purchased will be allocated on a pro rata basis among the subscriptions.

SECTION 6.  TERMS AND CONDITIONS OF SUBSCRIPTIONS.

Subscriptions will be evidenced by a Subscription and Authorization Form in a form approved by the Committee.  All Participants subscribing to purchase shares will have the same rights and privileges (except as otherwise provided in Section 4), and all subscriptions will be subject to the following terms and conditions:

(a)           Purchase Price.  The purchase price will be 95 percent of the fair market value of Common Stock on the Purchase Date.  During such time as Common Stock is traded on the New York Stock Exchange, the fair market value per share will be the closing price of Common Stock on the Purchase Date (or on the next regular business date when shares of Common Stock are traded if no shares of Common Stock were traded on the Purchase Date).  Subject to the foregoing, the Committee has full authority and discretion in fixing the purchase price.

(b)           Medium and Time of Payment.  The purchase price will be payable in full in U.S. dollars, pursuant to uniform policies and procedures established by the Committee.  The funds required for payment will be derived by withholding from a Participant’s compensation.  A Participant will have the right at any time to terminate the withholding from his or her compensation of amounts to be paid toward the purchase price.  A Participant will have the right, one time in each quarter, to change the amount withheld by submitting a written request at least 35 business days before any Purchase Date.  A Participant will have the right to cancel his or her subscription in whole or in part and to obtain a refund of amounts withheld from his or her compensation by submitting a written request at least 35 business days before any Purchase Date.  Those amounts will thereafter be paid to the Participant within a reasonable period of time.

(c)           No Interest on Employee Funds.  No interest will accrue on any amounts withheld from a Participant’s compensation.

(d)           Accrual Limitation.  No subscription will permit the rights of a Participant to purchase stock under all “employee stock purchase plans” (as defined in the Code) of the Company to accrue, under the rules set forth in Section 423(b)(8) of the Code, at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of subscription) for each calendar year.

(e)           Termination of Employment.  If a Participant ceases to be an Eligible Employee for any reason before any applicable Purchase Date, the total unused payments credited to his or her account on the date of termination will be refunded to the Participant (or his or her estate) within a reasonable time, without interest.

(f)           Transferability.  Payments credited to a Participant’s account, and any rights to subscribe to purchase shares of Common Stock under the Plan, cannot be transferred by a Participant, except by the laws of descent and distribution.

(g)          Custody of Shares.  All shares of Common Stock purchased as provided in the Plan will be initially maintained in separate Stock Accounts for the Participants by the Plan Administrator.  The Company will deliver the shares to the Stock Account as soon as reasonably practicable after the close of the applicable Purchase Date.  A Participant will be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the shares in his or her Stock Account at any time, whether by sale, exchange, gift or other transfer of legal title.  However if a Participant has not disposed of shares in his or her account,  the shares must remain in the Participant’s Stock Account with the Plan Administrator until the holding period set forth in Section 423(a) of the Code has been satisfied (unless otherwise provided by the Committee).  With respect to those shares for which the Section 423(a) holding period has been satisfied, the Participant may, without limitation, move those shares to another brokerage account of the Participant’s choosing.  The Plan Administrator may require, in its sole discretion, that the Participant bear the cost of transferring such shares.

(h)          Adjustments.  The Committee may make or provide for such adjustments in the purchase price and in the number or kind of shares of Common Stock or other securities covered by outstanding subscriptions, or specified in the second sentence of Section 5 of the Plan, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase stock; or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding subscriptions under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances.

(i)           Rights as a Stockholder.  A Participant will have no rights as a stockholder with respect to any Common Stock covered by his or her subscription until the Purchase Date following payment in full.  No adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such purchase, except as provided in Section 6(h) of the Plan.

(j)           Fractional Shares.  Fractional shares may be purchased under the Plan and credited to an account for the Participant.  The Company, however, will have the right to pay cash in lieu of any fractional shares of Common Stock to be distributed from a Participant’s account under the Plan.

(k)          Other Provisions.  The Subscription and Authorization Form authorized under the Plan will contain such other provisions as the Committee may deem advisable and that do not conflict with the terms of the Plan.

SECTION 7.  TERM OF PLAN.

Eligible Employees may subscribe for shares under the Plan within a period of ten years from the Effective Date; however, the Committee may terminate or suspend the Plan at any time.

SECTION 8.  AMENDMENT OF THE PLAN.

The Plan may be amended from time to time by the Committee, but unless approved by the stockholders, no amendment will (a) increase the aggregate number of shares of Common Stock that may be issued and sold under the Plan (except that adjustments authorized by Section 6(h) of the Plan will not be limited by this provision) or (b) materially modify the requirements as to eligibility for participation in the Plan.

SECTION 9.  APPROVAL OF STOCKHOLDERS/EFFECTIVE DATE.

The Plan will take effect upon adoption by the Board, March 9, 2012 (the “Effective Date”); however, any subscriptions and purchases under the Plan will be null and void unless the Plan is approved by a vote of the holders of a majority of the total number of outstanding shares of voting stock of the Company present in person or by proxy at a meeting at which a quorum is present in person or by proxy, which approval must occur within the period of 12 months before or after the date the Plan is adopted by the Board.

Annual Meeting of Stockholders
May 10, 2012 1:00 PM

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signatory of this Proxy, by execution on the reverse side of this Proxy, hereby appoints and constitutes Richard L. Thompson and John D. Torres, and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Lennox International Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Stockholders to be held at 1:00 p.m., local time, on May 10, 2012, at the Company’s Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080, or at any reconvened meeting after any adjournment or postponement thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Annual Meeting or any reconvened meeting after any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, AND IN THE NAMED PROXIES’ DISCRETION ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to be held May 10, 2012. The Proxy Statement and our 2011 Annual
Report to Stockholders are available at: www.proxyease.com/lennoxintl/2012

The Board of Directors recommends a vote FOR each of the listed nominees in proposal 1, and FOR proposals 2, 3 and 4.
Please mark votes	☒
as in this example						FOR	AGAINST	ABSTAIN

1. Election of Directors				2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year.	☐	☐	☐
		FOR	WITHHOLD
1	John E. Major	☐	☐
2	Gregory T. Swienton	☐	☐
3	Todd J. Teske	☐	☐	3	Advisory vote to approve the compensation of the named executive officers as disclosed in our proxy statement.	☐	☐	☐

				4	Approval of the Lennox International Inc. 2012 Employee Stock Purchase Plan	☐	☐	☐

NOTE: In their discretion, John D. Torres and Richard L. Thompson, the proxies named in this card, are authorized to vote upon such business as may properly come before the Annual Meeting in accordance with the terms of our Amended and Restated By laws.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

I plan to attend the Annual Meeting	☐
For address change /comments, mark here	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date:

CONTROL NUMBER	Signature
Signature (if held jointly)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.proxyease.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.